                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-12

                         GAYLORD ENTERTAINMENT COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 (GAYLORD LOGO)

                                 April 11, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Gaylord Entertainment Company at the Gaylord Opryland Resort and Convention Center in Nashville, Tennessee on May 14, 2002 at 10:00 a.m. local time.

     Details of the business that will be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting, Proxy Statement and proxy card.

     It is important that your shares be represented and voted at the Annual Meeting. If you do not plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                              Sincerely,

                                              Michael D. Rose
                                              Chairman of the Board

                         GAYLORD ENTERTAINMENT COMPANY
                               ONE GAYLORD DRIVE
                           NASHVILLE, TENNESSEE 37214
                                 (615) 316-6000
                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      ------------------------------------

TIME...................................    10:00 a.m., local time on Tuesday, May 14, 2002

PLACE..................................    Gaylord Opryland Resort and Convention Center
                                           2800 Opryland Drive
                                           Nashville, Tennessee 37214

ITEMS OF BUSINESS......................    (1) To elect eight members of the Board of Directors to
                                               serve until the next annual meeting of stockholders
                                               and until their successors are duly elected and
                                               qualified.
                                           (2) To approve an amendment to the 1997 Omnibus Stock
                                               Option and Incentive Plan.
                                           (3) To transact such other business as may properly come
                                               before the meeting or any adjournment or postponement.

RECORD DATE............................    You may vote if you were a stockholder of record at the
                                           close of business on March 18, 2002.

ANNUAL REPORT..........................    Our 2001 Annual Report to Stockholders, which is not
                                           part of the proxy solicitation materials, is also
                                           enclosed.

PROXY VOTING...........................    It is important that your shares be represented and
                                           voted at the meeting. Please COMPLETE, SIGN, DATE AND
                                           PROMPTLY RETURN the enclosed proxy card in the reply
                                           envelope.

                                           A proxy may be revoked at any time prior to its exercise
                                           at the meeting.

                                           By Order of the Board of Directors,

                                           CARTER R. TODD
                                           Secretary

  Nashville, Tennessee
  April 11, 2002

                                PROXY STATEMENT

--------------------------------------------------------------------------------

We have sent you this proxy statement and the accompanying proxy card because the Board of Directors of Gaylord Entertainment Company ("Gaylord," the "Company," "we," "us," or "our") is soliciting your vote at the 2002 Annual Meeting of Stockholders on May 14, 2002. This mailing commenced on or about April 11, 2002.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

Questions and Answers.......................................    1
Item 1 -- Election of Directors.............................    4
  Nominees for Director.....................................    5
  Continuing Directors......................................    6
  Directors not Continuing in Office........................    6
  Board and Committee Membership............................    7
  Director Compensation.....................................    8
  Compensation Committee Interlocks and Insider
     Participation..........................................    8
  Certain Relationships and Related Transactions............    9
Item 2 -- Approval of Amendment to 1997 Omnibus Stock Option
     and Incentive Plan.....................................   10
  Summary Terms of the Plan.................................   10
  Certain Federal Income Tax Consequences...................   14
  New Plan Benefits.........................................   16
  Approval of Proposal......................................   16
Appointment of Independent Accountants......................   17
Beneficial Ownership........................................   18
  Security Ownership of Directors, Executive Officers and 5%
     Stockholders...........................................   18
  Section 16(a) Beneficial Ownership Reporting Compliance...   21
Executive Compensation......................................   22
  Summary Compensation Table................................   22
  Option Grants in 2001.....................................   23
  Aggregate Option Exercises During 2001 and Fiscal Year-End
     Option Values..........................................   24
  Pension Plans.............................................   24
  Human Resources Committee Report on Executive
     Compensation...........................................   26
  Employment, Severance and Change in Control
     Arrangements...........................................   29
  Audit Committee Report....................................   32
  Performance Graph.........................................   35
General Information.........................................   36
Exhibit A -- Amendment to 1997 Omnibus Stock Option and
             Incentive Plan.................................  A-1
Exhibit B -- 1997 Omnibus Stock Option and Incentive Plan...  B-1
Exhibit C -- Amended and Restated Audit Committee Charter...  C-1

QUESTIONS AND ANSWERS

WHO MAY VOTE?

     You may vote if you were a holder of record of shares of our common stock at the close of business on March 18, 2002 (the record date). On the record date, there were approximately 33,758,767 shares of common stock outstanding. The shares were held by approximately 2,498 holders of record. Every stockholder is entitled to one vote for each share of common stock held as of the record date.

WHAT MAY I VOTE ON?

     You may vote on:

     - the election of eight members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and
     - the approval of an amendment to the 1997 Omnibus Stock Option and Incentive Plan.

HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

     The Board recommends that you vote:

     - FOR the election of each nominee to the Board; and
     - FOR the proposal to amend the Company's 1997 Omnibus Stock Option and Incentive Plan.

HOW DO I CAST MY VOTE?

     If you hold the shares in your own name, you can vote in person at the meeting or by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you vote by proxy, the proxies identified on the proxy card will vote your shares in accordance with your instructions. If you submit a signed proxy card but do not mark the boxes showing how you wish to vote, the proxies will vote your shares FOR the proposals.

     If you hold your shares indirectly in the name of a bank, broker, or other nominee, often referred to as in "street name," you should receive instructions from that nominee describing the procedure for voting your shares.

HOW DO I CHANGE MY VOTE?

     You can revoke your proxy at any time before the meeting by:

     - submitting a later-dated proxy card;
     - giving written notice to Carter R. Todd, the Secretary of the Company, stating that you are revoking your proxy; or
     - attending the Annual Meeting and voting your shares in person.

WHO WILL COUNT THE VOTES?

     Representatives of our transfer agent, SunTrust Bank, will count the votes and act as the independent inspectors of the election.

IS MY VOTE CONFIDENTIAL?

     Yes. All proxy cards and vote tabulations that identify an individual stockholder are kept confidential. Except to meet legal requirements, your vote will not be disclosed to the Company unless:

     - a proxy solicitation is contested;
     - you write comments on the proxy card; or
     - you authorize disclosure of your vote.

     This policy does not prevent the Company from ascertaining which stockholders have voted or from taking actions designed to encourage stockholder voting.

HOW WILL THE PROXIES VOTE ON ANY OTHER BUSINESS BROUGHT UP AT THE ANNUAL
MEETING?

     We are not aware of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the meeting, your signed proxy card authorizes Edward
L. Gaylord, E.K. Gaylord II and Carter R. Todd to use their discretion to vote on these other matters.

WHAT IS A QUORUM?

     The presence at the meeting, in person or by proxy, of holders of a majority of the common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the meeting. If you submit a valid proxy card or attend the meeting, your shares will be counted to determine whether there is a quorum.

     Abstentions and "broker non-votes" will be included in the calculation of the number of shares considered to be present at the meeting. Broker non-votes occur when a nominee (such as a bank or a broker) that holds shares on behalf of a beneficial owner does not vote on a particular proposal because the nominee did not receive voting instructions from the beneficial owner and the nominee does not have discretionary voting power to vote the shares on the proposal.

WHAT VOTE IS NECESSARY TO PASS THE ITEMS OF BUSINESS AT THE ANNUAL MEETING?

     Directors must be elected by a plurality of the votes of the shares present (in person or by proxy) and entitled to vote for the election of directors. This means that the eight nominees receiving the greatest number of votes will be elected as directors.

     The proposal to amend the 1997 Omnibus Stock Option and Incentive Plan must receive affirmative votes from a majority of the shares present (in person or by proxy) and entitled to vote on the matter.

     If you abstain from voting on the election of directors or you withhold authority to vote for a director, your abstention will have no effect on the outcome. If you abstain from voting on the approval of the amendment to the 1997 Omnibus Stock Option and Incentive Plan, your abstention will have the same effect as a vote against the proposal. Broker non-votes have no effect on the voting outcome of either of these proposals.

WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

     Your proxy card represents all shares registered in your name with the transfer agent on the record date, including those shares owned pursuant to the Company's Employee Stock Purchase Plan.

HOW ARE SHARES IN THE 401(K) SAVINGS PLAN VOTED?

     Participants in the 401(k) Savings Plan are entitled to vote the shares held under the 401(k) Savings Plan in their name. The proxy results for the shares held in the 401(k) Savings Plan will be tabulated by our transfer agent and reported to the 401(k) Savings Plan trustee. The trustee will vote the shares at the meeting through the custodian holding the shares.

WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING DUE?

     If you would like to submit a proposal for inclusion in our proxy statement for the 2003 annual meeting, your proposal must be in writing and be received by us at our principal executive offices prior to the close of business on December 12, 2002.

     If you want to bring business before the 2003 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement, our Bylaws require that you meet the eligibility requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and deliver a notice in proper written form to our Secretary by March 15, 2003, but not before February 13, 2003 (or, if the annual meeting is called for a date that is not within 30 days of May 14, 2003, the notice must be received by the close of business on the tenth day following the earlier of the day the notice of the 2003 annual meeting was mailed or public disclosure of the date of the annual meeting was made). If you bring business before the 2003 annual meeting but the presiding officer of that meeting determines that you did not notify us of that business within the required time period, then the presiding officer will declare to the meeting that your business was not properly brought before the meeting and your business will not be transacted at that meeting.

HOW IS THIS PROXY SOLICITATION BEING CONDUCTED?

     The Company will bear the cost of soliciting proxies for the Annual Meeting. We have retained Corporate Communications, Inc. to assist in the solicitation and will pay approximately $5,000 for its assistance. Our officers and employees may also solicit proxies by mail, telephone, e-mail or facsimile transmission. They will not be paid additional remuneration for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

WHAT ACCOMMODATIONS ARE AVAILABLE WHILE ATTENDING THE ANNUAL MEETING?

     The Gaylord Opryland Resort and Convention Center has reserved a limited number of rooms at a rate of $129, single and double occupancy, per night. If you would like a room, please make reservations by April 30, 2002, by calling Business Relations at (615) 871-6006.

ITEM 1 -- ELECTION OF DIRECTORS

     Item 1 is the election of eight directors to the Board of Directors.

     The current Board of Directors consists of twelve directors and is divided into three classes. At the 2001 annual meeting, our stockholders approved an amendment to our certificate of incorporation to declassify our Board of Directors and to elect all directors annually at the annual meeting of stockholders. Under the terms of the amendment, until the annual meeting of stockholders in 2003, the directors are divided into three classes designated Class I, Class II and Class III. Each director elected prior to the effective date of the amendment serves for the full three year term for which he or she was elected. For example:

     - The term of each director elected at the 1998 annual meeting (Class I directors) or appointed a Class I director before the 2001 annual meeting ended at last year's annual meeting;
     - The term of each director elected at the 1999 annual meeting (Class II directors) or appointed a Class II director before the 2002 annual meeting will end at this year's annual meeting; and
     - The term of each director elected at the 2000 annual meeting (Class III directors) or appointed a Class III director before the 2003 annual meeting will end at the annual meeting in 2003.

     Accordingly, Class I and Class II directors are now elected annually. Starting with the annual meeting of stockholders next year, the classification of the Board of Directors will end, and all directors will be one class and will hold office for a term expiring at the next annual meeting of stockholders, until their successors are duly elected and qualified, or until they resign or are removed. The amendment to our certificate of incorporation did not shorten the term of any incumbent director.

     The Board of Directors consists of three Class I directors (Edward L. Gaylord, Joe M. Rogers and Craig L. Leipold) and two Class II directors (Martin
C. Dickinson and Christine Gaylord Everest) whose terms of office expire in 2002, five directors (Colin V. Reed, Laurence S. Geller, E. Gordon Gee, Ralph Horn and Michael D. Rose) who were elected to the Board after it was declassified and whose terms of office expire in 2002, and two Class III directors (E.K. Gaylord II and Mary Agnes Wilderotter) whose terms of office expire in 2003. Howard L. Wood served as a director in 2001 and recently retired from the Board.

     At the February 2002 Board meeting, the Board of Directors, pursuant to the Bylaws of the Company, determined that the number of directors of the Company should be decreased from twelve to ten, effective as of the 2002 Annual Meeting, and nominated eight individuals to stand for election at the 2002 Annual Meeting. All of the nominees are currently directors of the Company. Two of our directors (Craig L. Leipold and Joe M. Rodgers) are not standing for re-election and the remaining two directors' (E.K. Gaylord II and Mary Agnes Wilderotter) terms of office do not expire until the 2003 annual meeting. The Board expects all of the nominees named below to be available for election. In case any nominee is not available, the person or persons voting the proxies may vote your shares for such other person or persons designated by the Board if you have submitted a proxy card.

     Directors will be elected by a plurality of the shares present (in person or by proxy) and entitled to vote for the election of directors. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2003 or until his or her respective successor is duly elected and qualified, or until his or her earlier resignation or removal.

     Information concerning the directors of the Company and the nominees proposed by the Board for election as directors is set forth below.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES.

                             NOMINEES FOR DIRECTOR

MARTIN C. DICKINSON                                 Director since 1974. Age 66.

     Mr. Dickinson is a retired officer of Scripps Bank in La Jolla, California, and was a director of that bank from 1990 until 2000. Mr. Dickinson is also a director of The Oklahoma Publishing Company, also known as OPUBCO, a newspaper publishing company and an affiliate of the Company, the Broadmoor Hotel, H.G. Fenton Company, and the National Cowboy & Western Heritage Museum. He is the former Chairman of The Scripps Foundation for Medicines and Science, Chairman of the Development Board of The Scripps Cancer Center and is active in many other philanthropic organizations.

CHRISTINE GAYLORD EVEREST                           Director since 1976. Age 50.

     Mrs. Everest has served as Vice President of OPUBCO since June 1996. She served as Senior Assistant Secretary of OPUBCO from October 1991 until June 1994 and as Secretary of OPUBCO from June 1994 until 1996. Mrs. Everest is also a director of OPUBCO, a member of the Board of Regents of the University of Oklahoma, and a Trustee of the Presbyterian Health Foundation. Mrs. Everest is the daughter of Mr. Edward L. Gaylord and the sister of Mr. E. K. Gaylord II, both of whom are directors of the Company.

EDWARD L. GAYLORD                                   Director since 1946. Age 82.

     Mr. Edward L. Gaylord served as President and Chief Executive Officer of the Company from 1974 until October 1991 and served as Chairman of the Board until May 1999. Mr. Gaylord is currently serving as Chairman Emeritus. Mr. Gaylord is also the Chairman, Chief Executive Officer, Publisher and a director of OPUBCO. Mr. Gaylord is active in numerous civic and charitable organizations, and is (among others) Chairman of the Oklahoma Industries Authority, director and past President of the State Fair of Oklahoma, Chairman Emeritus and director of The Oklahoma Medical Research Foundation, and Chairman Emeritus and director of the National Cowboy & Western Heritage Museum. Mr. Gaylord is the father of Mr. E. K. Gaylord II and Mrs. Christine Gaylord Everest, both of whom are directors of the Company.

E. GORDON GEE                                       Director since 2002. Age 58.

     Mr. Gee is Chancellor of Vanderbilt University, where he has been employed since August 2000. Previously, Mr. Gee was President of Brown University from January 1998 until January 2000, and was President of Ohio State University from September 1990 to January 1998. Mr. Gee is a member of the Board of Directors of Allmerica Financial Corp., Hasbro, Inc., Intimate Brands, Inc., The Limited, Inc., Dollar General Corp. and Massey Energy Company.

LAURENCE S. GELLER                                  Director since 2002. Age 54.

     Mr. Geller is the Chairman of and has served as the Chief Executive Officer since May 1997 of Strategic Hotel Capital, L.L.C., a global lodging real estate company. He served as Chairman of Geller & Co., an advisory company to the real estate, gaming, tourism, and lodging industries, from 1989 until 1997. Mr. Geller has been active in the real estate and lodging industries and has served as a director or fellow of numerous industry associations including the Industry Real Estate Financing Advisory Council of the American Hotel and Lodging Foundation and the Commercial and Retail Council of Urban Land Institute.

RALPH HORN                                          Director since 2001. Age 61.

     Mr. Horn is Chairman of the Board and Chief Executive Officer of First Tennessee National Corporation and First Tennessee Bank, National Association, its principal subsidiary. Mr. Horn has served as President of First Tennessee National Corporation from 1991 through 2001, and has served as Chief Executive Officer since 1994, and Chairman of the Board since 1996. In addition to First Tennessee and Gaylord, Mr. Horn is a director of two other public companies, Harrah's Entertainment, Inc. and Mid-American Apartment Communities, Inc.

COLIN V. REED                                       Director since 2001. Age 54.

     Mr. Reed was elected President and Chief Executive Officer and a director of the Company in April 2001. Prior to that time, he was a member of the three-executive Office of the President of Harrah's Entertainment, Inc., an owner and manager of casinos in the United States, since May 1999 and the Chief Financial Officer of Harrah's since April 1997. Mr. Reed was a director of Harrah's Entertainment from 1998 to May 2001. He was Executive Vice President of Harrah's Entertainment from September 1995 to May 1999 and has served in several other management positions with Harrah's and its predecessor, Holiday Corp., since 1977. As part of his duties at Harrah's, Mr. Reed served as a director and Chairman of the Board of JCC Holding Company, an entity in which Harrah's held a minority interest. On January 4, 2001, JCC Holding Company filed a petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code. He is also a director of ResortQuest International, Inc.

MICHAEL D. ROSE                                     Director since 2001. Age 60.

     Mr. Rose has served as Chairman of the Board of the Company since April 2001. Prior to that time he was a private investor and prior to December 1997, he was Chairman of the Board of Promus Hotel Corporation, Memphis, Tennessee, a franchiser and operator of hotel brands. Prior to January 1997, Mr. Rose was also Chairman of the Board of Harrah's Entertainment, Inc., an owner and manager of casinos in the United States. Mr. Rose is a director of four other public companies, Darden Restaurants, Inc., FelCor Lodging Trust, Inc., First Tennessee National Corporation, and Stein Mart, Inc.

                              CONTINUING DIRECTORS

E. K. GAYLORD II                                    Director since 1977. Age 44.

     Mr. E. K. Gaylord II served as the Company's Chairman of the Board from May 1999 through April 2001. He served as interim President and Chief Executive Officer of the Company from late July until September 2000, and as Vice-Chairman of the Board from May 1996 to May 1999. Mr. Gaylord has been the President of OPUBCO since June 1994 and is also a director of OPUBCO. He is also a director of the National Cowboy & Western Heritage Museum, Chairman of The Broadmoor Hotel, Gaylord Films, Gaylord Sports Management and Gaylord Event Television. He is a board member of Ricks Exploration. He is the son of Mr. Edward L. Gaylord and the brother of Mrs. Christine Gaylord Everest, both of whom are directors of the Company.

MARY AGNES WILDEROTTER                              Director since 1997. Age 47.

     Ms. Wilderotter has been the President and Chief Executive Officer and a director of Wink Communications, Inc., an interactive telecommunications and media concern, since January 1997. Prior to January 1997, Ms. Wilderotter served in varying capacities with AT&T Corporation, including Executive Vice President of National Operations for AT&T Wireless Services Inc. and Chief Executive Officer of AT&T's aviation communication division from August 1995 until January 1997. She also held senior management positions with McCaw Cellular from 1991 until August 1995. Ms. Wilderotter is a director of Airborne Express, Anixter International, Electric Lightwave Company, American Tower Corporation, and The McClatchy Company.

                       DIRECTORS NOT CONTINUING IN OFFICE

CRAIG L. LEIPOLD                                    Director since 1999. Age 49.

     Mr. Leipold is Chairman and Governor of the Nashville Predators, a National Hockey League team that began play in 1998. From 1989 until May 1999, he served as Chairman and Chief Executive Officer of LaCrosse-Rainfair Safety Company. Before his association with LaCrosse-Rainfair, he was founder and president of Ameritel Corporation of Neenah, Wisconsin. Mr. Leipold also serves as a director of LaCrosse Footwear, Inc., Pureworks, Inc., and Levy Restaurants, Inc., and he is a member of the Board of Governors of the National Hockey League. His civic activities include service as a trustee of Hendrix College, a director of the Nashville Area Chamber of Commerce, and a past Chairman of the Wisconsin Sports Authority.

JOE M. RODGERS                                      Director since 1991. Age 68.

     Mr. Rodgers is Chairman of The JMR Group, a private investment company specializing in merchant and investment banking. Mr. Rodgers served as Chairman of the Board and Chief Executive Officer of Berlitz International, Inc., a foreign language services company, from December 1991 until February 1993. From 1985 to 1989, Mr. Rodgers served as United States Ambassador to France. Mr. Rodgers is also a director of AMR Corporation/American Airlines, Inc., Lafarge Corporation, SunTrust Bank, Nashville, N.A., and Tractor Supply Company.

                         BOARD AND COMMITTEE MEMBERSHIP

     Our business is managed under the direction of the Board of Directors. The Board delegates the conduct of the business to our senior management team. The Board of Directors held seven meetings during 2001. All incumbent directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which the directors served, except Edward L. Gaylord, who attended 71% of the Board meetings. The Board has established an Audit Committee and a Human Resources Committee. The Board also appointed a Special Committee in 2001.

THE AUDIT COMMITTEE

     The members of the Audit Committee are Martin C. Dickinson, Laurence S. Geller, Ralph Horn, Joe M. Rodgers and Mary Agnes Wilderotter (Chairperson).

     The Audit Committee is responsible for:

     - reviewing the Company's financial statements, the adequacy of our system of internal controls and our accounting practices and the audit process;
     - meeting with our independent accountants and with our director of internal audit concerning, among other things, the scope of audits and reports;
     - evaluating the independence of the independent accountants;
     - reviewing the programs of the independent accountants and the results of their audits; and
     - recommending the annual appointment of independent accountants.

     In 2001 the Audit Committee met five times.

THE HUMAN RESOURCES COMMITTEE

     The members of the Human Resources Committee are Martin C. Dickinson, E.K. Gaylord II (Chairman), E. Gordon Gee, Ralph Horn, Craig L. Leipold, Joe M. Rodgers and Mary Agnes Wilderotter.

     The Human Resources Committee is responsible for:

     - reviewing and approving all compensation policies and programs that benefit executive officers and management directors, including employment and severance agreements, incentive programs, benefits and retirement programs;
     - reviewing and advising the Board on the Chief Executive Officer's objectives and performance and the Company's management succession plans;
     - reviewing corporate governance issues;
     - administering the Company's 1997 Omnibus Stock Option and Incentive Plan;
     - reviewing and recommending compensation for executive officers and directors; and
     - recommending nominees for election to the Board of Directors.

     In 2001 the Human Resources Committee met nine times.

THE SPECIAL COMMITTEE

     The Board established a Special Committee of independent directors in connection with the sale of five of the Company's businesses, Gaylord Production Company, Gaylord Films, Pandora Films, Gaylord Sports Management Group and Gaylord Event Television, in March 2001. The Special Committee was granted the sole authority to review and approve the sale of these businesses to OPUBCO, as described under the heading "Certain Relationships and Related Transactions." The members of the Special Committee were Joe M. Rodgers, Howard L. Wood, Mary Agnes Wilderotter and Craig L. Leipold. In 2001 this committee met six times.

NOMINATING PROCEDURES

     The Board does not have a standing nominating committee, but the Human Resources Committee is responsible for recommending director nominees for election to the Board. The Board will also consider director nominees recommended by any stockholder who is a stockholder of record on the record date for the meeting and on the date of notice of the meeting, and who delivers timely notice of the nomination in proper written form, as provided by our Bylaws. The notice must include certain biographical information regarding the proposed nominee and the proposed nominee's written consent to nomination, as set forth in our Bylaws.

     For a stockholder's notice to be timely, it must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of a nomination to be voted on at an annual meeting, not less than 60 days nor more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders, except that if the annual meeting is called for a date that is not within 30 days before or after the anniversary date, for the stockholder's notice to be timely it must be received by the Company not later than the close of business on the tenth day after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first; and (b) in the case of a nomination to be voted on at a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day after the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                             DIRECTOR COMPENSATION

     The Human Resources Committee reviews and recommends the compensation for directors. During 2001 each of the directors who were not employed by the Company received an annual Board retainer of $30,000, an annual committee retainer for each committee on which the director served of $5,000 ($6,000 for chairpersons) and a fee of $1,500 for each special Board meeting attended and $1,000 for each special committee meeting attended. Non-employee directors may defer cash compensation into an unfunded deferred compensation plan until their retirement or resignation from the Board. Currently none of the directors participates in the deferred compensation plan.

     In addition, non-employee directors receive a grant of a non-qualified stock option to purchase 10,000 shares of common stock under the 1997 Omnibus Stock Option and Incentive Plan upon their election to the Board, at an exercise price equal to the closing price on the date prior to the date of the grant, which becomes exercisable in four equal annual installments, and an annual grant of a non-qualified stock option to purchase 7,000 shares of common stock under the 1997 Omnibus Stock Option and Incentive Plan, at an exercise price equal to the closing price on the date prior to the date of the grant, which is immediately exercisable.

     Directors who are employed by the Company do not receive compensation for their service as directors. All directors are reimbursed for expenses incurred in attending meetings.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2001, Mr. E.K. Gaylord II, Mr. Dickinson, Mr. Horn, Mr. Leipold, Mr. Rodgers, Ms. Wilderotter and Mr. Wood served on the Human Resources Committee of the Board. None of these directors was an officer or employee of the Company, except that prior to appointment to the Human Resources Committee, Mr. E.K. Gaylord II served as an officer of the Company. Mr. E.K. Gaylord II, Mr. Dickinson and Mr. Leipold have interests in certain relationships with the Company described below under the heading "Certain Relationships and Related Transactions".

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Edward L. Gaylord is a director, officer and stockholder of the Company and a director and officer of OPUBCO. E.K. Gaylord II is a director and officer of OPUBCO and a director and stockholder of the Company. Christine Gaylord Everest and Martin C. Dickinson are directors and stockholders of the Company and directors of OPUBCO. Edward L. Gaylord, E.K. Gaylord II, Christine Gaylord Everest and Martin C. Dickinson are voting trustees of a voting trust that controls OPUBCO.

     On March 9, 2001, the Company sold all of its equity interests in five of its businesses to OPUBCO for a purchase price of $22 million in cash and the assumption by OPUBCO of the indebtedness of the businesses which totaled approximately $20 million. The businesses sold were Gaylord Production Company, Gaylord Films, Pandora Films, Gaylord Sports Management Group and Gaylord Event Television. The Company acquired Gaylord Event Television in November 1999 for a purchase price of $2,250,000. The transaction was reviewed and approved by a special committee of the independent directors of the Company because of the potential conflicts of interest of Edward L. Gaylord, E.K. Gaylord II, Christine Gaylord Everest and Martin C. Dickinson. The Company received an appraisal from Houlihan, Lokey, Howard & Zukin, a firm that specializes in valuations related to film, entertainment and service businesses, and a fairness opinion from ING Barings.

     Craig L. Leipold has been a director of the Company since February 1999 and, together with members of his immediate family, owns an 83.5% interest in Nashville Hockey Club Limited Partnership, the limited partnership that owns the Nashville Predators. The Company owns the remaining 16.5% interest in the limited partnership. In November 1999, the Company entered into a Naming Rights Agreement with the limited partnership pursuant to which the Company purchased the right to name the Nashville Arena the "Gaylord Entertainment Center" and to place certain advertising within the arena for a twenty-year term. The Company agrees to make an initial annual payment of $2,050,000 and subsequent annual payments which increase each year by five percent over the previous year's payment, and to purchase a minimum number of tickets to Predators games each year.

ITEM 2 -- APPROVAL OF AMENDMENT TO 1997 OMNIBUS STOCK OPTION AND
          INCENTIVE PLAN

BACKGROUND AND PURPOSE

     You are being asked to approve an amendment to the 1997 Omnibus Stock Option and Incentive Plan (the "Plan"). The Plan was adopted by our Board of Directors in February 1997, subject to stockholder approval, and became effective on October 1, 1997. On February 12, 2002, our Board of Directors voted to adopt an amendment to the Plan, subject to stockholder approval, that will increase the maximum number of shares with respect to which awards may be granted to an eligible employee during a consecutive three-year period (the "Amendment"). The Amendment will be effective as of May 14, 2002, provided it is approved by our stockholders.

     In order to continue to attract, motivate and retain outstanding officers, directors, key employees, consultants and advisors, the Board of Directors believes that it is essential to provide compensation incentives that are competitive with those provided by other companies. In addition, the Board believes that it is important to continue to align the interests of its officers, directors, key employees, consultants and advisors with those of the stockholders by encouraging equity ownership of the Company.

PROPOSED AMENDMENT

     The purpose of the Amendment is to make the limit on the number of shares that may be issued pursuant to awards to each Plan participant commensurate with other public companies of similar size and stature. The Plan currently limits the number of shares of common stock with respect to which awards may be granted to an eligible employee during any consecutive three-year period to 500,000 shares. The Amendment will increase the limit to 1,000,000 shares in a three-year period.

     The following summary description of the Plan is qualified in all respects by the specific provisions contained in the Plan. The Amendment and the full text of the Plan are annexed to this proxy statement as Exhibit A and Exhibit B, respectively.

                           SUMMARY TERMS OF THE PLAN

SHARES AVAILABLE FOR AWARDS

     The maximum number of shares with respect to which we may grant awards under the Plan is 5,450,000 shares of common stock. Such shares may be shares that we have reacquired or authorized and unissued shares. Shares of common stock covered by an award that terminates before it is exercised or has vested will be available for new awards under the Plan. The Plan currently limits the number of shares with respect to which awards may be granted to any individual to no more than 500,000 shares in any three-year period. Pursuant to the proposed Amendment this limit will be increased to 1,000,000 shares.

     In the event that a change in the common stock occurs due to the declaration of an extraordinary cash dividend, a stock dividend, a stock split, a combination or exchange of shares, a recapitalization, or other similar change in the Company's capitalization, the number of shares subject to the Plan, the number of shares subject to outstanding awards, the maximum number of shares issuable to each participant, the exercise price associated with outstanding awards and performance goals associated with outstanding awards, shall be proportionately adjusted to reflect such change.

     Unless the Plan is terminated earlier by the Board of Directors, awards may be granted under the Plan until September 30, 2007. Previously granted awards may continue in effect beyond that date.

     On February 28, 2002, the market value of the common stock underlying outstanding awards was $23.31.

PARTICIPANTS

     The persons eligible to participate in the Plan are officers, directors, key employees, consultants and advisors of the Company and its participating subsidiaries. Only consultants or advisors who have rendered bona fide services to the Company or a participating subsidiary in connection with its business operations, and not in connection with the offer or sale of securities in capital-raising transactions, are eligible to participate. There were approximately 6,000 people eligible to participate in the Plan as of February 28, 2002.

ADMINISTRATION

     The Plan is administered by the Human Resources Committee of the Board of Directors (the "Human Resources Committee" or the "Committee") as long as it is comprised solely of "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. If all of the Committee members do not qualify as non-employee directors, the Board of Directors will administer the Plan.

     Subject to the provisions of the Plan, the Committee determines when and to whom awards will be granted, the type of awards granted, the number of shares covered by each award, the exercise or purchase price associated with an award, if any, the terms of vesting or performance goals and other terms of the agreements entered into in connection with awards. In determining the persons to whom awards will be granted and the number of shares covered by each award, the Committee takes into account the person's contributions to the management, growth and profitability of the Company's business in addition to any other factors that the Committee considers relevant.

AWARDS AVAILABLE UNDER THE PLAN

     Awards in the form of stock options, stock appreciation rights, restricted stock, deferred shares, performance shares and performance units may be granted under the Plan.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     Stock options granted under the Plan may be "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. Stock appreciation rights ("SARs") may be granted in tandem with the grant of an option or may be freestanding SARs. The Committee will establish the exercise price of each option. The exercise price of incentive stock options must not be less than 100% of the closing sales price of the common stock on the New York Stock Exchange on the day prior to the date of grant of the option. In addition, if an incentive stock option is granted to an individual who is a ten percent stockholder, the exercise price must be not less than 110% of the closing sales price of the common stock on the New York Stock Exchange on the day prior to the date of grant of the option. The exercise price is payable in cash, shares of our common stock or by cashless exercise with a broker, as determined by the Committee.

     The Committee determines when and under what conditions options become exercisable. The exercise period for incentive stock options may not exceed ten years from the date of grant (or five years if the grantee is a ten percent stockholder).

     The Plan generally provides that an option may only be exercised if the grantee is, and has remained since the date of the grant of the option, in the service or employ of the Company. If a grantee's employment is terminated by the Company for cause, the option immediately terminates. If a grantee's employment terminates due to retirement, the grantee's then exercisable options remain exercisable for the remainder of the option term. In the event of the death or disability of the grantee while employed by the Company, the option will become fully exercisable and will remain exercisable until the expiration of the stated term of the option. If a grantee's employment is terminated for any reason other than cause, retirement, death or disability, options which are exercisable on the date of termination of the grantee's employment may be exercised for a period of 90 days following termination of employment (or earlier in accordance with the options' terms). Incentive stock options (and related SARs) granted under the Plan are not transferable except by will or the laws of descent and distribution. Non-qualified stock options (and related SARs) granted under the Plan are not transferable without the consent of the Committee, other than by will or by the laws of descent and distribution, to a member of the grantee's immediate family or to a trust for the benefit of the grantee or a member of his or her immediate family.

     The Plan permits the Committee to grant SARs with or without a related option. Each SAR will confer a right to receive an amount with respect to each share, upon exercise, equal to the excess of (i) the closing sales price of the common stock on the New York Stock Exchange on the date of exercise over (ii) the grant price of the SAR. The grant price of any SAR granted in tandem with an option will be equal to the exercise price of the underlying option, and the grant price of any other SAR will be determined by the Committee. The Committee may, in its sole discretion, condition the exercise of any SAR upon the attainment of specified performance goals. An SAR granted in tandem with an option shall be exercisable only to the extent the related option is exercisable and shall terminate when the related option terminates.

RESTRICTED STOCK

     A grantee of restricted stock will have all rights of a stockholder with respect to the restricted stock, including the right to receive dividends and the right to vote the shares, except that (i) the grantee will not be entitled to delivery of a stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set by the Committee,
(ii) none of the shares may be transferred, pledged, hypothecated or otherwise encumbered or disposed of during the restricted period or until after the fulfillment of any other restrictive conditions except by will or the laws of descent and distribution, and (iii) except as otherwise determined by the Committee, all of the shares remaining subject to restrictions will be forfeited and all rights of the grantee to such shares will terminate, unless the grantee remains in continuous employment with the Company for the entire restricted period in relation to which the shares were granted and unless any other restrictive conditions relating to the restricted stock award are met. The Committee may impose additional restrictions and conditions upon vesting of restricted stock awards, including the satisfaction of performance goals. Upon the termination of the grantee, any restricted stock that is unvested shall be reacquired by the Company at no cost to the Company.

DEFERRED SHARES

     An award of deferred shares represents the right to receive shares of our common stock, in consideration of the performance of services, at the end of a deferral period. Any award of deferred shares may be further conditioned upon the attainment of specified performance goals. During the deferral period the grantee is not entitled to vote or receive dividends on the shares subject to the award, but the Committee may provide for the payment of dividend equivalents on a current, deferred or contingent basis. The grant of deferred shares may be made without consideration from the grantee other than the performance of future services or in consideration of a payment that is less than the closing price of the common stock on the New York Stock Exchange on the day prior to the date of grant. An award of deferred shares may be transferred only by will or by the laws of descent and distribution.

PERFORMANCE SHARES AND PERFORMANCE UNITS

     A performance share is the equivalent of one share and a performance unit is the equivalent of one dollar ($1.00). Each grant of performance shares or performance units will specify one or more performance goals to be met within a performance period. Each grant may specify with respect to performance goals, levels of achievement within a minimum and maximum range and a formula for determining the amounts payable at each level of achievement. If by the end of the performance period the grantee has achieved the specified performance goals, the grantee will be deemed to have earned the performance shares or performance units. To the extent earned, the performance shares or performance units will be paid to the grantee at the time and in the manner determined by the Committee in cash, shares of our common stock or any combination thereof. Performance shares and performance units may be transferred only by will or by the laws of descent and distribution.

PERFORMANCE GOALS

     The performance goals that may be imposed by the Committee upon the award of SARs, shares of restricted stock, shares of deferred stock, performance shares and performance units, must be based upon the Company, a subsidiary or a division or unit of the Company attaining a specified dollar amount or percentage increase or decrease with respect to one or more of the following criteria:

     - pre-tax income or after-tax income;
     - operating cash flow;
     - operating profit;
     - return on equity, assets, capital, or investment;
     - earnings or book value per share;
     - sales or revenues;
     - operating expenses;
     - cost of capital;
     - common stock price appreciation; or
     - implementation or completion of critical projects or processes.

     Alternatively, performance goals may be based upon the performance of the Company, as determined by reference to one of the criteria specified above, relative to a market index, a group of other companies or a combination thereof. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of achievement within a minimum and maximum range and a formula for determining amounts payable (or vesting occurring) at each level of achievement, or a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Whether performance goals have been attained will be determined, to the extent applicable, in accordance with generally accepted accounting principles and will be subject to certification by the Committee. The Committee may make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary.

CHANGE IN CONTROL

     In the event of a change in control of the Company, the awards granted under the Plan will become immediately exercisable or vest. A change in control for purposes of the Plan means:

     - an acquisition of any of our voting securities by any person (as defined in Sections 13(d) and 14(d) of the Exchange Act), other than (i) the Company, (ii) an employee benefit plan maintained by the Company, (iii) the voting trust created October 3, 1990 or the trustees of the voting trust, (iv) Edward L. Gaylord, any member of his immediate family or any person controlled by, controlling or under control with Edward L. Gaylord or a member of his immediate family or (v) any corporation owned, directly or indirectly, by the stockholders of the Company in the same proportions as their ownership of stock of the Company, immediately after which such person has beneficial ownership of fifty-one percent (51%) or more of the combined voting power of our then outstanding voting securities;
     - during any period of two consecutive years individuals who at the beginning of such period were members of our Board of Directors (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board (if the election or nomination for election of any new director by our stockholders was approved by a vote of at least two-thirds of the Incumbent Directors however, such new director will be considered an Incumbent Director under the Plan); or
     - approval by our stockholders of (i) a definitive agreement to merge or consolidate the Company with or into another company, unless our stockholders immediately before such merger or consolidation own, directly or indirectly immediately following such merger or consolidation, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the Company or the company resulting from such merger or consolidation, (ii) a definitive agreement to sell or otherwise dispose of all or substantially all of the Company's assets, or (iii) a plan of liquidation.

     In the event of:

     - the dissolution or liquidation of the Company,
     - any corporate separation or division, including a split-up, split-off or spin-off, or
     - a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, in which any award outstanding will not be assumed or an equivalent substitute award will not be issued, then the Committee may either provide that:

     - a grantee may exercise any option outstanding and receive such property, cash or securities upon exercise as would have been received with respect to the shares of stock underlying such option, or
     - a grantee may exercise any option outstanding for a period of not less than thirty days at which time any unexercised option shall terminate.

AMENDMENTS

     To the extent permitted by the Exchange Act and the rules and regulations thereunder, the Board of Directors may suspend, terminate, modify or amend the Plan at any time without stockholder approval. No suspension, termination, modification, or amendment of the Plan may adversely affect any award previously granted under the Plan unless the Company obtains the written consent of the grantee.

     The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain federal income tax consequences arising with respect to awards made under the Plan. This summary is not intended to be exhaustive and the exact tax consequences to any grantee will depend upon various factors and the grantee's particular circumstances. Plan participants are urged to consult their tax advisors with respect to any state, local and foreign tax considerations or particular federal tax implications of awards made under the Plan. The Plan is not intended to be a "qualified plan" under Section 401(a) of the Code.

INCENTIVE STOCK OPTIONS

     Neither the grant nor the exercise of an incentive stock option will result in taxable income to the employee, provided the employee exercises the incentive stock option while the employee remains employed by the Company or not more than three months after termination of employment (or not more than one year in the case of a disabled employee). The tax treatment on the sale of shares of common stock acquired upon exercise of an incentive stock option depends upon whether the holding period requirement is satisfied. The holding period requirement is met if the employee disposes of such stock (i) at least two years after the date of grant of the option and (ii) at least one year after the date the shares were transferred to the employee.

     If the holding period requirement is satisfied, the excess of the amount realized upon sale of the shares of common stock acquired upon the exercise of the incentive stock option over the exercise price paid for these shares will be treated as a long-term capital gain. If the employee disposes of the common stock acquired upon the exercise of the incentive stock option without meeting the holding period requirement (a "disqualifying disposition"), the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary compensation income to the employee at the time of disposition, and the Company will be entitled to a corresponding deduction. The balance of the gain, if any, will be taxed as a capital gain for the employee.

     Although the exercise of an incentive stock option will not result in taxable income to the employee, the excess of the fair market value of the common stock on the date of exercise over the exercise price will be included in the employee's alternative minimum taxable income under the Code.

NON-QUALIFIED STOCK OPTIONS

     There will be no federal income tax consequences to the Company or to the grantee upon the grant of non-qualified stock options under the Plan. However, upon the exercise of a non-qualified stock option, the grantee will recognize ordinary compensation income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount that the employee recognizes ordinary income. If the acquired shares of common stock are later sold or exchanged, the difference between the amount realized from the sale or exchange and the fair market value of the stock on the date of exercise of the option is generally taxable as long-term or short-term capital gain or loss depending upon the length of time the grantee held the shares.

OPTION EXERCISES OTHER THAN FOR CASH

     If the grantee is permitted to pay the exercise price upon exercise of an option, in whole or in part, by delivering shares of common stock already owned by the grantee, the grantee will recognize no gain or loss for federal income tax purposes with respect to the delivered shares to the extent of the fair market value of the shares surrendered. The number of shares of common stock acquired upon exercise which is equal to the number of shares surrendered will have a tax basis equal to the tax basis of the shares surrendered, and, except as noted below with respect to disqualifying dispositions, the holding period of such shares will include the holding period of the shares surrendered.

     In the case of a non-qualified stock option, (i) the grantee will recognize ordinary compensation income equal to the fair market value of the shares received in excess of the number of shares surrendered to pay the exercise price, (ii) the basis of additional shares received upon exercise of the option will be equal to the fair market value of the shares on the date of exercise, and (iii) the holding period for the additional shares will commence on the date the option is exercised.

     In the case of an incentive stock option, (i) the grantee will not recognize ordinary compensation income as a result of the exercise in respect of the shares received in excess of the number of shares surrendered to pay the exercise price, (ii) the tax basis of the additional shares received will be zero, and (iii) the holding period of the additional shares will commence on the date of the exercise. If any of the shares received upon exercise of the incentive stock option are disposed of within two years of the date of grant or within one year after exercise, the shares with the lowest (i.e., zero) basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

     If the grantee is permitted to engage in a "cashless exercise" (i.e., an exercise without the payment of cash or the surrender of shares already owned) of a non-qualified stock option under the terms of the Plan, then the foregoing results do not change. If the grantee is permitted to engage in a "cashless exercise" of an incentive stock option under the terms of the Plan, then there will be a deemed disqualifying disposition with respect to the shares necessary to fund the exercise. The result of the disqualifying disposition will be that the grantee will recognize ordinary income to the extent of the difference between the fair market value and the exercise price of the shares used to fund the exercise. Shares not used to fund the exercise will retain their status as incentive stock options.

STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK AWARDS

     The exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the grantee at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a grantee with respect to an SAR. Upon a grant of restricted stock, the grantee will recognize ordinary income on the fair market value of the common stock at the time shares of restricted stock become vested unless the grantee makes an election under Section 83(b) of the Code to be taxed at the time of grant. The subsequent sale of any common stock acquired through the exercise of an SAR or restricted stock award will also be subject to capital gains tax. For this purpose, the grantee's basis in the common stock is its fair market value at the time the SAR is exercised or the restricted stock becomes vested (or is granted, if an election under Section 83(b) is made).

DEFERRED SHARES

     A grantee of deferred shares generally will not recognize income until the shares are transferred to the grantee at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the grantee will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the grantee for the shares.

PERFORMANCE SHARES AND PERFORMANCE UNITS

     A grantee generally will not recognize income upon the grant of performance shares or performance units. Upon payment in respect of performance shares or performance units, the grantee generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any shares of common stock received.

SECTION 162(M)

     Section 162(m) of the Code generally disallows a public company's tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as "performance-based compensation" is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant and (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as "performance-based compensation" so that these awards will not be subject to the Section 162(m) deduction limitations.

                               NEW PLAN BENEFITS

     The Committee has full discretion to determine the timing and recipients of any awards under the Plan and the number of shares subject to any such awards that may be granted under the Plan. Therefore, the benefits and amounts that will be received by each of the Named Executive Officers, the executive officers as a group, non-employee directors as a group, and all other key employees under the Plan are not presently determinable.

                              APPROVAL OF PROPOSAL

     The Company's Bylaws and Section 162(m) of the Code provide that this proposal must be approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this proposal. If the proposal is not approved by the stockholders, the Plan will continue in effect unchanged.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE 1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP served as our independent accountants for the 2001 fiscal year. A representative of Arthur Andersen LLP will be present at the Annual Meeting. The representative will have an opportunity to speak and respond to your questions.

     In view of the unprecedented nature of the current situation involving Arthur Andersen LLP, the Audit Committee has requested management to solicit proposals for audit services from members of the big five independent accounting firms, including Arthur Andersen LLP. Management will present the proposals to the Audit Committee for the committee's recommendation, which recommendation will be presented to the Board of Directors for final approval. Under the circumstances, the Board of Directors is not in a position to recommend to the stockholders an independent accounting firm for ratification at the 2002 Annual Meeting.

BENEFICIAL OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock as of February 28, 2002 (unless otherwise noted), for:

     - each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;
     - each of our directors and director nominees;
     - each of our executive officers named in the Summary Compensation Table;
       and
     - all of our directors and executive officers as a group.

     The percentages of shares outstanding provided in the table are based on 33,736,143 voting shares outstanding as of February 28, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of February 28, 2002 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

                                                              NUMBER OF SHARES      PERCENT
NAME                                                               OWNED            OF CLASS
----                                                          ----------------      --------
Edward L. Gaylord...........................................      8,711,429(1)        25.8%
Christine Gaylord Everest...................................      1,074,398(2)         3.2
E. K. Gaylord II............................................      2,819,101(3)         8.3
Martin C. Dickinson.........................................      1,049,156(4)         3.1
Craig L. Leipold............................................         40,766(5)           *
Joe M. Rodgers..............................................        102,074(6)           *
Mary Agnes Wilderotter......................................         53,500(7)           *
Michael D. Rose.............................................         55,000(8)           *
Colin V. Reed...............................................        185,000(9)           *
Laurence S. Geller..........................................             --             --
E. Gordon Gee...............................................             --             --
Ralph Horn..................................................          1,000              *
David C. Kloeppel...........................................         25,000(10)          *
Roderick F. Connor, Jr......................................         18,320(11)          *
Carter R. Todd..............................................             --             --
Dennis J. Sullivan, Jr......................................         10,000              *
Carl W. Kornmeyer...........................................         70,567(12)          *
David B. Jones..............................................         31,168(13)          *
Gabelli Funds...............................................      6,845,691(14)       20.3
The Oklahoma Publishing Company Voting Trust................      2,103,766(15)        6.2
Edith Gaylord Harper 1995 Revocable Trust...................      1,954,371(16)        5.8

All executive officers and directors as a group (16
  persons)..................................................     11,779,728(17)       34.1

------------------------------

  *  Less than 1%

 (1) Includes:

     (a) 5,130,581 shares beneficially owned as trustee of the Edward L. Gaylord Revocable Trust;
     (b) 9,500 shares beneficially owned as trustee of the Thelma F. Gaylord Irrevocable Trust;
     (c) 143,583 shares beneficially owned as trustee of the Edward L. Gaylord and Thelma F. Gaylord Foundation;
     (d) 828,646 shares beneficially owned as trustee for the Mary I. Gaylord Revocable Living Trust of 1985;
     (e) 33,333 shares beneficially owned as a co-trustee of The Mary Gaylord Foundation;
     (f) 262,395 shares beneficially owned by Gayno, Inc., a corporation controlled by Mr. Gaylord;
     (g) 128,625 shares beneficially owned as a co-trustee of The Oklahoman Foundation;
     (h) 270,400 shares owned by OPUBCO, of which Mr. Gaylord is Chairman and Chief Executive Officer;
     (i) 1,833,366 shares owned by GFI, a corporation wholly owned by OPUBCO, of which Mr. Gaylord is a director; and
     (j) 71,000 shares issuable upon the exercise of options.

     Mr. Gaylord has shared voting and investment power with respect to the shares listed in (e), (g), (h) and (i). Mr. Gaylord disclaims beneficial ownership of the shares listed in (h) and (i).

 (2) Includes:

     (a) 671 shares owned or beneficially owned by Mrs. Everest's husband, James
         H. Everest;
     (b) 3,675 shares owned as a co-trustee of the Jean I. Everest Foundation;
     (c) 128,625 shares beneficially owned as a co-trustee of The Oklahoman Foundation; and
     (d) 92,264 shares issuable upon the exercise of options.

     Mrs. Everest has shared voting and investment power with respect to the shares listed in (b) and (c), and she has no voting or investment power with respect to the shares listed in (a). Ms. Everest disclaims beneficial ownership of the shares listed in (a).

 (3) Includes:

     (a) 128,625 shares beneficially owned as a co-trustee of The Oklahoman Foundation;
     (b) 270,400 shares owned by OPUBCO, of which Mr. Gaylord is President and a director;
     (c) 1,833,366 shares owned by GFI, a corporation wholly owned by OPUBCO, of which Mr. Gaylord is President; and
     (d) 184,210 shares issuable upon the exercise of options.

    Mr. Gaylord has shared voting and investment power with respect to the shares listed in (a), (b) and (c). Mr. Gaylord disclaims beneficial ownership of the shares listed in (a), (b) and (c).

 (4) Includes:

     (a) 500,000 shares beneficially owned as a co-trustee of the Elizabeth M. Dickinson Trust;
     (b) 400,000 shares beneficially owned as president and a director of the Donald C. Dickinson and Elizabeth M. Dickinson Foundation;
     (c) 56,332 shares beneficially owned as the trustee for the Martin C. Dickinson Revocable Trust;
     (d) 560 shares beneficially owned by Mr. Dickinson's wife, Carol D. Dickinson; and
     (e) 92,264 shares issuable upon the exercise of options.

     Mr. Dickinson has shared voting and investment power with respect to the shares listed in (a) and (b), and he has no voting or investment power with respect to the shares listed in (d). Mr. Dickinson disclaims beneficial ownership of the shares listed in (d).

 (5) Includes 39,000 shares issuable upon the exercise of options.

 (6) Includes 92,264 shares issuable upon the exercise of options.

 (7) Includes:

     (a) 500 shares beneficially owned as a co-trustee of the Wilderotter Family Trust; and
     (b) 53,000 shares issuable upon the exercise of options.

     Ms. Wilderotter has shared voting and investment power with respect to the shares listed in (a).

 (8) Includes:

     (a) 20,000 shares of restricted stock; and
     (b) 25,000 shares issuable upon the exercise of options.

 (9) Includes:

     (a) 50,000 shares of restricted stock; and
     (b) 125,000 shares issuable upon exercise of options.

(10) Includes 25,000 shares of restricted stock.

(11) Includes 17,965 shares issuable upon the exercise of options.

(12) Includes:

     (a) 75 shares owned by Mr. Kornmeyer's wife, Claudia Kornmeyer; and
     (b) 69,773 shares issuable upon the exercise of options.

(13) Includes 30,001 shares issuable upon the exercise of options.

(14) Based upon information set forth in Amendment No. 13 to Schedule 13D/A, filed with the SEC on December 11, 2001 jointly by Gemini Capital Management LLC ("Gemini"), Gabelli International Limited ("GIL"), Gabelli International II Limited ("GIL II"), MJG Associates, Inc. ("MJG"), Gabelli Funds, LLC ("Gabelli Funds"), GAMCO Investors, Inc. ("GAMCO"), Gabelli Asset Management, Inc. ("GAMI") (the parent company of GAMCO and Gabelli Funds), Gabelli Group Capital Partners, Inc. ("Gabelli Partners") (the parent company of GAMI), Marc J. Gabelli (the majority stockholder, President and Chief Investment Officer of Gemini), and Mario J. Gabelli (the majority stockholder, Chairman of the Board of Directors and Chief Executive Officer of Gabelli Partners, the stockholder and director of MJG, and Chairman of the Board of Directors and a portfolio manager of both GIL and GIL II), among others. Gabelli Funds has sole voting and dispositive power with respect to 1,405,700 shares. GAMCO has sole voting power with respect to 5,249,691 shares and sole dispositive power with respect to 5,384,191 shares. GIL has sole voting and dispositive power with respect to 31,800 shares. MJG and GIL II each have sole voting and dispositive power with respect to 4,000 shares. Gemini has sole voting and dispositive power with respect to 16,000 shares. The address for all of these persons is One Corporate Center, Rye, New York 10580-1435.

(15) Based upon information set forth in Amendment No. 7 to Schedule 13D/A, filed with the SEC on July 3, 2001 jointly by The Oklahoma Publishing Company Voting Trust ("OPUBCO VT"), The Oklahoma Publishing Company ("OPUBCO"), GFI Company ("GFI"), a wholly owned subsidiary of OPUBCO, E.K. Gaylord II and Edward L. Gaylord. The joint filers reported that OPUBCO VT, of which Edward L. Gaylord, E.K. Gaylord II, Christine Gaylord Everest, Martin C. Dickinson and Mary Gaylord McClean are voting trustees, has, by virtue of its control of OPUBCO, shared voting and investment power with respect to 2,103,766 shares of which 270,400 shares are held by OPUBCO and 1,833,366 shares are held by GFI. OPUBCO VT disclaims beneficial ownership of 2,103,766 of the shares. OPUBCO had sole voting and investment power with respect to 270,400 shares held directly, and shared voting and investment power with respect to 1,833,366 shares held by GFI. OPUBCO disclaims beneficial ownership of 1,833,366 of the shares. GFI has sole voting and investment power with respect to 1,833,366 shares held directly. The address for all of these persons is 9000 North Broadway, Oklahoma City, Oklahoma 73114.

(16) William J. Ross and David O. Hogan, the co-trustees of the Edith Gaylord Harper 1995 Revocable Trust, have shared voting and investment power with respect to the shares identified. The address for all of these persons is Two Leadership Square, 211 N. Robinson, Suite 1000, Oklahoma City, Oklahoma 73102.

(17) Includes:

     (a) 101,000 shares of restricted stock; and
     (b) 791,967 shares issuable upon the exercise of options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of the Company's common stock to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange.

     Based solely on our review of those forms and certain written representations from reporting persons, we believe that in 2001, all of our officers, directors, and greater than 10% beneficial owners were in compliance with all applicable filing requirements.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows compensation information for
(i) Mr. Reed, the Company's President and Chief Executive Officer, (ii) Mr. Sullivan, who also served as President and Chief Executive Officer during 2001,
(iii) the four most highly compensated executive officers who were serving as executive officers on December 31, 2001, and (iv) two individuals (Carl W. Kornmeyer and David B. Jones) who would have been included among the four most highly compensated executive officers but for the fact that they were not serving as executive officers on December 31, 2001 (collectively, the "Named Executive Officers").

                                                                                                   LONG TERM
                                                  ANNUAL COMPENSATION                         COMPENSATION AWARDS
                                     ----------------------------------------------   -----------------------------------
                                                                                               AWARDS             PAYOUTS
                                                                                      -------------------------   -------
                                                                                      RESTRICTED     SECURITIES
NAME AND                                        INCENTIVE   SIGNING    OTHER ANNUAL     STOCK        UNDERLYING    LTIP
PRINCIPAL POSITION            YEAR    SALARY      BONUS      BONUS     COMPENSATION   AWARDS(1)      OPTIONS(#)   PAYOUTS
------------------            ----   --------   ---------   --------   ------------   ----------     ----------   -------
Colin V. Reed                 2001   $448,333   $196,000    $500,000     $72,709(3)   $1,265,500      500,000          --
 President and Chief          2000         --         --          --          --              --           --          --
 Executive Officer            1999         --         --          --          --              --           --          --

Dennis J. Sullivan, Jr.(4)    2001   $225,385   $400,000          --          --              --           --     $45,153
 Former President and         2000   $177,692         --          --          --              --       10,000          --
 Chief Executive Officer      1999         --         --          --          --              --           --          --

Michael D. Rose               2001   $241,410         --          --          --      $  506,200      100,000          --
 Chairman                     2000         --         --          --          --              --           --          --
                              1999         --         --          --          --              --           --          --

David C. Kloeppel             2001   $129,231   $100,000    $350,000          --      $  712,500      200,000          --
 Executive Vice President     2000         --         --          --          --              --           --          --
 and Chief Financial Officer  1999         --         --          --          --              --           --          --

Roderick F. Connor, Jr.       2001   $224,167   $ 60,420          --          --      $   48,700(5)     6,000          --
 Senior Vice President and    2000   $213,333   $ 53,570          --          --      $   53,120(6)     6,000          --
 Chief Administrative         1999   $181,487   $ 25,812          --          --              --        5,000          --
 Officer

Carter R. Todd                2001   $110,000   $ 38,605          --          --              --       60,000          --
 Senior Vice President,       2000         --         --          --          --              --           --          --
 General Counsel and          1999         --         --          --          --              --           --          --
 Secretary

Carl W. Kornmeyer             2001   $266,733         --          --          --      $   97,400(5)     7,500(7)       --
 Former President --          2000   $280,800   $ 84,240          --          --      $   53,500(6)     6,000(7)       --
 Music, Media                 1999   $279,900   $334,946          --          --              --       20,000(7)       --
 and Entertainment Group

David B. Jones                2001   $350,066         --          --     $48,792(9)   $  206,975(10)   15,000(7)       --
 Former President --          2000   $306,250   $147,000          --     $51,261(12)  $   93,625(6)    10,500          --
 Hospitality and Attractions  1999   $287,083   $147,050          --          --              --       40,000          --
 Group


NAME AND                         ALL OTHER
PRINCIPAL POSITION            COMPENSATION(2)
------------------            ---------------
Colin V. Reed                   $    8,410
 President and Chief                    --
 Executive Officer                      --

Dennis J. Sullivan, Jr.(4)      $   18,884
 Former President and           $    5,583
 Chief Executive Officer                --

Michael D. Rose                 $   12,500
 Chairman                               --
                                        --

David C. Kloeppel               $    4,180
 Executive Vice President               --
 and Chief Financial Officer            --

Roderick F. Connor, Jr.         $    8,519
 Senior Vice President and      $    7,353
 Chief Administrative           $    7,397
 Officer

Carter R. Todd                  $    3,077
 Senior Vice President,                 --
 General Counsel and                    --
 Secretary

Carl W. Kornmeyer               $1,637,282(8)
 Former President --            $   24,600
 Music, Media                   $   18,181
 and Entertainment Group

David B. Jones                  $  411,900(11)
 Former President --            $   20,078
 Hospitality and Attractions    $   16,254
 Group

------------------------------

 (1) As of December 31, 2001 the following persons held the following numbers of shares of restricted stock with the following values issued pursuant to the 1997 Omnibus Stock Option and Incentive Plan:

NAME                                                  NUMBER OF SHARES   VALUE AT 12/31/01
----                                                  ----------------   -----------------
Colin V. Reed                                              50,000           $1,230,000
Dennis J. Sullivan, Jr.                                        --                   --
Michael D. Rose                                            20,000           $  492,000
David C. Kloeppel                                          25,000           $  615,000
Roderick F. Connor, Jr.                                        --                   --
Carter R. Todd                                                 --                   --
Carl W. Kornmeyer                                              --                   --
David B. Jones                                                 --                   --

     The shares of restricted stock granted to Messrs. Reed, Rose and Kloeppel during 2001 vest in four equal annual installments beginning on the first anniversary of the date of grant. Holders of restricted stock are entitled to receive dividends if and to the extent paid on shares of our common stock.
 (2) Includes contributions by the Company in 2001 to the Supplemental Deferred Compensation Plan (the "SUDCOMP Plan"), to the 401(k) Savings Plan and premiums paid by the Company for group term life insurance as set forth below.

                                                                      GROUP TERM LIFE
NAME                                              SUDCOMP   401(K)   INSURANCE PREMIUMS
----                                              -------   ------   ------------------
Colin V. Reed                                     $   --    $   --         $8,410
Dennis J. Sullivan, Jr.                           18,128        --            756
Michael D. Rose                                    7,595        --          4,906
David C. Kloeppel                                  2,078        --          2,102
Roderick F. Connor, Jr.                            4,571     3,400            548
Carter R. Todd                                     2,846        --            231
Carl W. Kornmeyer                                 15,254     2,550          6,081
David B. Jones                                    12,003     4,250          7,726

 (3) Includes $50,389 paid for Mr. Reed's moving expenses.
 (4) Mr. Sullivan served as President and Chief Executive Officer of the Company on an interim basis until April 2001.
 (5) Shares forfeited December 31, 2001.
 (6) Shares forfeited December 31, 2000.
 (7) Options cancelled December 31, 2001.
 (8) Includes a severance payment of $1,597,197, payable in seven equal installments from December 2001 through June 2002, as well as certain other benefits received as severance with an aggregate value of approximately $16,200.
 (9) Includes $33,464 paid for Mr. Jones' moving expenses.
(10) On December 31, 2001, $178,559 worth of these shares were forfeited. The remaining shares were vested.
(11) Includes a severance payment of $351,196, payable in nineteen equal installments from November 2001 through May 2002, as well as the value of a vehicle received as severance of $36,725.
(12) Includes $29,090 paid for Mr. Jones' moving expenses.

                             OPTION GRANTS IN 2001

     The following table presents additional information concerning the option awards shown in the Summary Compensation Table for 2001. These options to purchase our common stock were granted under our 1997 Omnibus Stock Option and Incentive Plan. No SARs have been granted.

                                                  INDIVIDUAL GRANTS
                          ------------------------------------------------------------------
                          NUMBER OF     PERCENT OF
                          SECURITIES   TOTAL OPTIONS
                          UNDERLYING    GRANTED TO                   MARKET
                           OPTIONS       EMPLOYEES     EXERCISE   PRICE ON DATE   EXPIRATION
NAME                       GRANTED        IN 2001      PRICE(1)    OF GRANT(2)       DATE
----                      ----------   -------------   --------   -------------   ----------
Colin V. Reed             500,000(4)       32.4%        $25.25       $25.31        4/23/11
Dennis J. Sullivan, Jr.          --          --             --           --             --
Michael D. Rose           100,000(4)        6.5          25.25        25.31        4/23/11
David C. Kloeppel         200,000(4)       12.9          28.13        28.50         9/4/11
Roderick F. Connor, Jr.     6,000(5)         .4          24.43           --         2/8/11
Carter R. Todd             40,000(4)        2.6          28.50        29.00         7/3/11
Carter R. Todd             20,000(4)        1.3          22.51           --        12/4/11
Carl W. Kornmeyer           7,500(6)         .5          24.43           --         2/8/11
David B. Jones             15,000(6)        1.0          24.43           --         2/8/11


                            POTENTIAL REALIZABLE VALUE AT ASSUMED
                           ANNUAL RATES OF STOCK PRICE APPRECIATION
                                      FOR OPTION TERM(3)
                          ------------------------------------------
NAME                         0%             5%              10%
----                      ---------    ------------    -------------
Colin V. Reed              $30,000      $7,988,662      $20,198,810
Dennis J. Sullivan, Jr.         --              --               --
Michael D. Rose              6,000       1,597,732        4,039,762
David C. Kloeppel           74,000       3,658,669        9,158,332
Roderick F. Connor, Jr.         --          91,402          232,366
Carter R. Todd              20,000         749,518        1,868,741
Carter R. Todd                  --         266,514          691,047
Carl W. Kornmeyer               --         114,252          290,457
David B. Jones                  --         228,504          580,914

------------------------------

(1) The exercise price of each option is the closing sales price on the New York Stock Exchange on the day prior to the date of grant.

(2) Represents closing sales price on the New York Stock Exchange on the date of grant. Unless otherwise indicated in this column the exercise price of the option was greater than the closing sales price on the date of grant.
(3) The potential realizable value portion of the foregoing table represents a hypothetical value that may be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on our common stock over the term of the options. These amounts do not take into account provisions of the options relating to vesting, non-transferability or termination of the option following termination of employment.
(4) The option vests in four equal annual installments beginning on the first anniversary of the date of grant.
(5) The option vests in three equal annual installments beginning on February 8, 2004.
(6) The option was cancelled as of December 31, 2001.

    AGGREGATE OPTION EXERCISES DURING 2001 AND FISCAL YEAR END OPTION VALUES

     The following table provides information related to options to purchase our common stock exercised by the Named Executive Officers during the 2001 fiscal year and the number and value of options held at fiscal year end. We have not issued SARs to our executive officers.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                    SHARES                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                   ACQUIRED              OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(1)
                                      ON       VALUE     ---------------------------   ---------------------------
NAME                               EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               --------   --------   -----------   -------------   -----------   -------------
Colin V. Reed                           --    $    --          --         500,000        $    --        $    --
Dennis J. Sullivan, Jr.             10,000     79,875(2)       --              --             --             --
Michael D. Rose                         --         --          --         100,000             --             --
David C. Kloeppel                       --         --          --         200,000             --             --
Roderick F. Connor, Jr.                 --         --      16,298          22,000         11,078          1,020
Carter R. Todd                          --         --          --          60,000             --         41,800
Carl W. Kornmeyer                       --         --      63,106           6,667         11,265             --
David B. Jones                          --         --      21,667          35,000             --             --

------------------------------

(1) The closing sales price of the Company's common stock on the New York Stock Exchange on December 31, 2001 was $24.60. Value is calculated on the basis of the difference between this closing price and the exercise price multiplied by the number of shares of common stock underlying the option.
(2) Based upon the closing sales price of the Company's common stock on the New York Stock Exchange of $28.30 on May 7, 2001, the date of exercise of the option.

                                 PENSION PLANS

     The Company maintains four defined benefit or actuarial plans, the Retirement Plan for Employees of Gaylord Entertainment Company (the "Retirement Plan"), the Gaylord Entertainment Company Retirement Benefit Restoration Plan (the "Restoration Plan"), the Gaylord Entertainment Company Supplemental Executive Retirement Plan (the "Mid-Career SERP") and a Custom Non-Qualified Mid-Career Supplemental Employee Retirement Plan (the "Custom SERP"). Contributions by the Company to the Retirement Plan and the Restoration Plan, and participation in such plans, were suspended effective December 31, 2001, in connection with the Company's focus on, and enhancement of, the benefits it provides under its 401(k) Savings Plan and Supplemental Deferred Compensation Plan. There was one participant in the Mid-Career SERP in 2001 and there are currently no participants in the Mid-Career SERP.

     Generally, employees of the Company and certain of its subsidiaries who attained the age of 21 and completed at least one year with more than 1,000 hours of service were eligible to participate in the Retirement Plan. Accrued benefits are 100% vested after five years of eligible service. The normal form of benefit is calculated in a lump sum. The participant may elect, based upon marital status, alternative forms of payment under the Retirement Plan. Effective January 1, 2001, the Retirement Plan was amended to a cash balance plan format. The benefit payable to a vested participant upon retirement at age 65 or later, or age 55 with 15 years of service, is equal to the participant's notational account balance. The account balance includes amounts accrued under the Retirement Plan prior to January 1, 2001 plus the sum of the amounts of all interest and contribution credits to the participant's account during 2001. The amount credited to each participant's account for a given month was determined pursuant to the following formula:

     3% of monthly compensation
   + interest credit
------------------------------------------
   = total monthly credit

     The "interest credit" is an amount equal to the product of the previous month's account balance multiplied by one-twelfth of the interest credit rate.

     The "interest credit rate" is defined as the variable rate of interest equal to the lesser of:

     (i) the constant maturities yield for 1-year U.S. Treasury Bills as reported in the Federal Reserve Bulletin for the preceding month, or

     (ii) the interest rate on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service for the preceding month.

     For the purposes of the Retirement Plan, compensation generally includes a participant's wages, salaries and fees and excludes severance pay, distributions from any deferred compensation plan, amounts realized from the exercise of a nonqualified stock option, amounts realized when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option (including stock acquired pursuant to any options granted under the Employee Stock Purchase
Plan), and other amounts which received special tax benefits. Compensation in excess of the statutory compensation limit of $170,000 for calendar year 2001 was disregarded.

     The Retirement Plan "grandfathers" employees who were active participants in the Retirement Plan before January 1, 2001, who may elect to receive benefits calculated under the provisions of the Retirement Plan in effect before the January 1, 2001 amendment upon retirement. Such employees will receive a benefit equal to the larger of (i) the participant's pre-2001 benefit calculated pursuant to the formula in effect prior to January 1, 2001 plus the benefit calculated pursuant to the cash balance provisions described above, and (ii) the benefit calculated pursuant to the formula in effect prior to January 1, 2001. Under the pre-2001 formula, the normal retirement benefit payable to a vested participant upon retirement at age 65, or age 55 with 15 years of service, is equal to the sum of:

     (A) 8.4% of the participant's average annual compensation multiplied by the number of years of the participant's service; and

     (B) 6.4% of the excess, if any, of the participant's average annual compensation over the annual average social security wage base multiplied by the number of years of service.

     The Restoration Plan and the Mid-Career SERP are non-qualified retirement plans maintained by the Company for the purpose of providing benefits to certain employees. These plans are not prefunded and the beneficiaries' rights to receive distributions under them constitute unsecured claims to be paid from the Company's general assets.

     The Restoration Plan provides a benefit to certain employees to "replace" benefits lost due to Code limitations imposed upon qualified defined benefit pension plans. The benefit was determined by calculating the amount of the Retirement Plan benefit without respect to any limitations imposed by Section 415 and Section 401(a)(17) of the Code and subtracting the amount of the benefit payable to the employee from the Retirement Plan. Employees who were active participants in the Retirement Plan before January 1, 2001 (the date the Retirement Plan was amended to a cash balance format), will receive benefits under the current Restoration Plan that are not less than the amount of the benefits calculated pursuant to the provisions of the Restoration Plan in effect prior to January 1, 2001.

     The following table sets forth the combined estimated annual benefits payable upon retirement at normal retirement age (age 65) under the Retirement Plan and Restoration Plan for each of the Named Executive

Officers who participates in either plan. Mr. Reed, Mr. Sullivan, Mr. Rose, Mr. Kloeppel and Mr. Todd are not participants in either plan.

                                               ESTIMATED ANNUAL RETIREMENT PLAN
NAMED EXECUTIVE OFFICER                         AND RESTORATION PLAN BENEFITS
-----------------------                        --------------------------------
Roderick F. Connor, Jr.                                    $ 76,700
Carl W. Kornmeyer                                          $175,000
David B. Jones                                             $ 22,000

     The purpose of the Mid-Career SERP was to provide a monthly benefit to two executives (neither of whom is a Named Executive Officer). The benefit is an amount equal to 3% of the participant's average monthly compensation multiplied by the number of years of the participant's service, reduced by an amount equal to the sum of the monthly annuity benefits from (i) the Restoration Plan, (ii) the Retirement Plan, (iii) employer matching contributions to the 401(k) Plan and the SUDCOMP Plan (assuming the maximum match), (iv) one-half of any Social Security benefit payable to the employee, and (v) any pension, profit sharing, retirement, deferred compensation or similar plan maintained by a previous employer.

     The purpose of the Custom SERP is to provide Mr. Reed with a retirement benefit having a present value of $2.5 million. The benefit accrues 25% on April 23 of each year and is payable after he completes four years of service with the Company, subject to further deferral to prevent the application of Section 162(m) of the Code.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee of the Board of Directors reviews and approves the annual compensation of the Company's executive officers and other key management personnel. In addition, the Human Resources Committee establishes policies and guidelines for other benefits and administers compensation and certain other benefit plans, including the awards of stock and stock options pursuant to the 1997 Omnibus Stock Option and Incentive Plan. The Human Resources Committee is assisted in making compensation decisions by the Company's management and the Company's independent professional compensation consultants.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

     The principal objective of the Company is to maximize stockholder value through the development and enhancement of the Company's primary business groups: hospitality, attractions, media and corporate and other.

     To further that objective, the Company's executive compensation program is designed to:

     - attract, retain and reward management personnel;
     - align executive and stockholder interests by rewarding performance that enhances stockholder value; and
     - provide appropriate incentives for executives to achieve Company, business unit and individual performance goals.

     At its first regular meeting of the year, the Human Resources Committee reviews management's performance during the prior year, adopts compensation policies for the current year and establishes each executive's compensation. The Human Resources Committee, however, may adjust an executive's total compensation at any time during the year in light of increased job responsibilities or particularly meritorious performance.

     An executive's total compensation is composed of three primary components: base salary compensation, annual incentive compensation and long-term incentive compensation. Each component is based on Company and group or unit performance factors which are measured objectively and subjectively by the Human Resources Committee.

BASE SALARY COMPENSATION

     The 2001 base salary compensation of the Company's executive officers was based on several factors. In general, the Human Resources Committee sought to establish base salaries at or near the 50th percentile of base compensation paid by companies within the lodging, entertainment, media and music industries with whom the Company believes it competes for executive talent to executives exercising responsibilities similar to those of executives with the Company, as confirmed by an independent compensation consultant. Base salaries were adjusted by the Human Resources Committee, however, to reflect other factors such as an individual executive officer's performance and base salary during the prior year.

ANNUAL INCENTIVE COMPENSATION

     In February 2001, the Human Resources Committee considered an annual incentive plan presented by independent compensation consultants. The Human Resources Committee referred the plan to the full Board of Directors for consideration at a later meeting. In May 2001, the full Board approved the annual incentive plan previously considered by the Human Resources Committee. Under the approved plan, the Human Resources Committee approved annual target incentives designed to provide bonuses that would place the executive's total cash compensation at the 75th percentile of peer group compensation upon the achievement of specified Company, business-unit and individual performance goals.

     In general, for executives with Company-wide responsibilities, of their total bonus payout,

     - 60% was predicated upon achievement of the Company's consolidated operating cash flow target;
     - up to 30% was based on departmental performance; and
     - up to 10% was based on the achievement of overall corporate goals.

     For those executives who manage a particular operating group, of their total bonus payout,

     - 20% was predicated upon achievement of the Company's operating cash flow target; and
     - up to 80% was based on unit or group performance.

     The 80% based on unit or group performance was to be predicated on a minimum of two measures such as revenue or operating cash flow with no more than the 60% of the total unit or group performance component being allocated to any one of these measures. In addition, the Chief Executive Officer was authorized to award a discretionary bonus in an amount not to exceed 20% of targeted bonus payouts. The Board instructed the Chief Executive Officer that in awarding this discretionary bonus, he should consider heavily the executive's accomplishments in developing synergies among the various groups within the Company.

LONG-TERM INCENTIVE COMPENSATION

     The Human Resources Committee believes that a powerful way of aligning the long-term interests of executive officers with those of stockholders is to award equity-based compensation in the form of stock options and restricted stock. On February 8, 2001, the Human Resources Committee considered and approved a recommendation on long-term incentive compensation.

     On December 4, 2001, the full Board approved the proposed long-term incentive plan. The purpose of the plan is to provide incentives and rewards to senior management based upon long-term performance of the Company's strategic plan and stock price appreciation, in a manner that aligns management's goals with stockholder interests. Under the approved plan, executives were categorized into a "tier," with the members of each tier receiving awards of stock options and, for some tiers, grants of restricted stock based upon the accomplishment of annual criteria that collectively move the Company toward the accomplishment of the Company's five-year strategic plan. All stock options awarded vest ratably over a five-year period, with one-third vesting annually beginning three years after the date of grant, and have an exercise price equal to the market price on the date of the award. All restricted stock awards vest over a four-year period, with one-third vesting annually beginning two years after the grant. All restricted stock awards are canceled in the event that the annual performance criteria are not met. The performance-based restricted stock grants made in 2001 were canceled as the Company did not achieve its operating targets.

CEO COMPENSATION

     In reviewing and approving the compensation offered to Mr. Reed upon his hiring in April 2001, the Human Resources Committee considered many of the same criteria relied upon with respect to the other executive officers, including the compensation of peer group executives within the entertainment, lodging and media industries and the nature of the responsibilities that Mr. Reed would have as President and Chief Executive Officer.

     Based upon these factors, the Human Resources Committee awarded Mr. Reed compensation in the form of a signing bonus, base salary, equity compensation, consisting of both options to purchase 500,000 shares of the Company's common stock at an exercise price equal to the market price immediately preceding the award of the options and 50,000 restricted shares of Company common stock, a guaranteed cash bonus of $200,000 for 2001 and the opportunity to be paid a performance bonus for 2001 in an amount up to $200,000 based upon the Company's achievement of performance targets mutually agreed to by Mr. Reed and the Board.

     In determining Mr. Sullivan's compensation as interim President and Chief Executive Officer from September 2000 to April 2001, the Human Resources Committee took into consideration the nature of the responsibilities that Mr. Sullivan would have as interim President and Chief Executive Officer, the compensation of peer group executives for such short-term interim executive positions and the needs of the Company for a short-term interim President and Chief Executive Officer. Based upon these factors, the Human Resources Committee awarded Mr. Sullivan compensation in the form of base salary, equity compensation consisting of immediately vested options to purchase 10,000 shares of the Company's common stock at an exercise price of $20.3125 per share, and the opportunity to be paid a performance bonus during 2001 in an amount equal to up to 70% of his base salary, such bonus amount to be determined by the Human Resources Committee at the termination of his employment based upon whether the Company achieves its goals relating to the following four equally weighted factors: (i) cost reductions; (ii) operating cash flows; (iii) completion of financing arrangements relating to the Florida hotel project; and (iv) satisfactory and timely divestiture of certain assets identified by the Board of Directors. In May 2001, the Human Resources Committee awarded Mr. Sullivan a cash bonus of $400,000 in connection with its evaluation of the Company's achievement of the factors listed above and Mr. Sullivan's earlier agreement to extend the term of his service as interim President and Chief Executive Officer until the hiring of Mr. Reed.

POLICY WITH RESPECT TO DEDUCTIBILITY OF COMPENSATION

     Federal tax law limits the tax deduction that the Company may take with respect to the compensation of any executive officer that exceeds $1.0 million, unless the compensation is "performance-based." The Company's stock incentive plans are designed to provide "performance-based" compensation that should minimize the impact of this tax limit.

     The Human Resources Committee believes that all incentive compensation of the Company's current executive officers will qualify as a tax deductible expense when paid. The Human Resources Committee will continue to evaluate, however, whether it will approve annual compensation arrangements exceeding $1.0 million and whether it will attempt to qualify any such amounts for deductibility under the federal tax laws.

CONCLUSION

     The Human Resources Committee believes that the Company's executive compensation program described in this report serves the interests of the Company's stockholders. Pay delivered to executives is intended to be linked to, and commensurate with, Company performance and with stockholder expectations. The Human Resources Committee notes that the compensation philosophy should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, stockholder expectations.

HUMAN RESOURCES COMMITTEE:
     E. K. GAYLORD II, CHAIRMAN
     JOE M. RODGERS
     MARTIN C. DICKINSON
     CRAIG L. LEIPOLD
     MARY AGNES WILDEROTTER
     RALPH HORN
     E. GORDON GEE

            EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into the agreements described below regarding employment, termination of employment and change in control with the Named Executive Officers. In addition to any benefits Named Executive Officers may be entitled to receive in connection with a change in control under the terms of these agreements, any awards they have received under the 1997 Omnibus Stock Option and Incentive Plan will become immediately exercisable or vest.

COLIN V. REED

     The Company entered into an employment agreement with Colin V. Reed that expires April 22, 2005. The Company agrees to pay Mr. Reed an annual base salary of $650,000, subject to annual increases in the discretion of the Human Resources Committee. Mr. Reed is entitled to a $500,000 signing bonus and a guaranteed bonus of $200,000 in 2001. He may receive performance-based bonuses of up to $200,000 in 2001 and up to 150% of his base salary in each of 2002, 2003, 2004 and 2005 (prorated). In addition, Mr. Reed is entitled to receive certain benefits and equity-based incentives.

     Upon the termination of Mr. Reed's employment by the Company for cause, by Mr. Reed without good reason, or by reason of his death or disability, Mr. Reed is generally entitled to any accrued but unpaid salary or bonus, certain accrued and vested benefits and vested equity compensation. In addition, if his employment is terminated by reason of his death or disability, he is entitled to a prorata portion of his bonus and all of his options become immediately exercisable, and in the case of his death, all of his restricted stock becomes vested. If Mr. Reed's employment is terminated by the Company without cause or by Mr. Reed for good reason, he is entitled to a payment equal to two times his base salary for the year in which the termination occurs plus two times his annual bonus for the preceding year and certain benefits and equity compensation.

     In the event that Mr. Reed's employment is terminated by the Company without cause or by Mr. Reed with good reason within one year of a change of control, he is entitled to a payment equal to two times his base salary for the year in which the termination occurs plus two times his annual bonus for the preceding year, any accrued or vested benefits and any awards of equity compensation (which awards' vesting will be accelerated). Mr. Reed is also entitled to be reimbursed for any excise taxes he incurs. A "change of control" is deemed to occur if (i) any person, other than the Company, a wholly-owned subsidiary, a benefit plan of the Company or certain affiliates, becomes the beneficial owner of a majority of the outstanding voting stock of the Company,
(ii) any person becomes the beneficial owner of a greater amount of the voting stock than the amount owned, directly or indirectly, by Edward L. Gaylord or a member of his immediate family, (iii) following a merger, tender or exchange offer, other business combination or contested election the holders of the Company's stock prior to the transaction hold less than a majority of the combined voting power of the surviving entity, or (iv) the Company sells all or substantially all of its assets.

     This agreement contains covenants restricting Mr. Reed's use and disclosure of confidential information, solicitation of certain employees and interference with the Company's business opportunities.

MICHAEL D. ROSE

     On April 23, 2001 the Company entered into an employment agreement with Michael D. Rose employing him as Chairman of the Board. The initial term of this agreement is two years and it automatically renews for successive one-year terms unless either party terminates it upon ninety days' notice prior to the end of the initial term or the first renewal term. Mr. Rose's annual base salary is $350,000 and he is entitled to receive certain benefits and equity-based incentives, including a grant of 20,000 shares of restricted stock if the Company achieves a specified performance goal.

     In the event of the termination of Mr. Rose's employment by reason of his death, he is entitled to receive any accrued but unpaid salary and immediate vesting of certain equity compensation. In the event that Mr. Rose's employment is terminated by reason of his disability, he is entitled to receive his salary and certain benefits until he becomes eligible for long term disability benefits, and certain vested equity compensation. If Mr. Rose is terminated with cause or terminates his employment without good reason he is entitled to receive his accrued but unpaid salary and certain vested equity compensation. Upon termination of Mr. Rose's employment by the Company without cause or by Mr. Rose for good reason, Mr. Rose is entitled to receive accrued but unpaid salary and immediate vesting of all equity compensation. If Mr. Rose no longer serves the Company following the expiration of the initial term of the agreement, all equity compensation will immediately vest.

     If, within one year of a change of control (as defined above), Mr. Rose's employment is terminated by the Company without cause or by Mr. Rose with good reason, he is entitled to receive a payment equal to the greater of (i) $350,000, or (ii) the base salary due under remaining term of the agreement, any accrued or vested benefits and immediate vesting of all equity compensation.

     This agreement contains covenants restricting Mr. Rose's use and disclosure of confidential information, solicitation of certain employees and interference with the Company's business opportunities.

DAVID C. KLOEPPEL

     The Company entered into an employment agreement with David C. Kloeppel that expires September 3, 2005. The Company agrees to pay Mr. Kloeppel an annual salary of $400,000, subject to annual increases in the discretion of the Human Resources Committee. Mr. Kloeppel is entitled to a $350,000 signing bonus and a guaranteed bonus of $100,000 in 2001. He may receive performance-based bonuses of up to 150% of his base salary in each of 2002, 2003, 2004 and 2005 (prorated). In addition, Mr. Kloeppel is entitled to receive certain benefits and equity-based incentives.

     Upon the termination of Mr. Kloeppel's employment by the Company for cause, by Mr. Kloeppel without good reason, or by reason of his death or disability, Mr. Kloeppel is generally entitled to any accrued but unpaid salary or bonus, certain accrued and vested benefits and vested equity compensation. In addition, if his employment is terminated by reason of his death or disability, he is entitled to a prorata portion of his bonus and all of his options become immediately exercisable, and in the case of his death, all of his restricted stock becomes vested. If Mr. Kloeppel's employment is terminated by the Company without cause or by Mr. Kloeppel for good reason, he is entitled to a payment equal to two times his base salary for the year in which the termination occurs plus two times his annual bonus for the preceding year and certain benefits and equity compensation.

     If, within one year of a change of control (as defined above), Mr. Kloeppel's employment is terminated by the Company without cause or by Mr. Kloeppel with good reason, he is entitled to a payment equal to two times his base salary for the year in which the termination occurs plus two times his annual bonus for the preceding year, any accrued or vested benefits and any awards of equity compensation (which awards' vesting will be accelerated). Mr. Kloeppel is also entitled to be reimbursed for any excise taxes he incurs.

     This agreement contains covenants restricting Mr. Kloeppel's use and disclosure of confidential information, solicitation of certain employees and interference with the Company's business opportunities.

RODERICK F. CONNOR, JR.

     The Company and Roderick F. Connor, Jr. entered into a severance agreement which is in effect beginning August 24, 1994 through the two-year period following any change of control and automatically renews for successive one-year terms unless terminated by the Company or unless Mr. Connor's employment with the Company terminates. For purposes of this agreement, a change of control will be deemed to have occurred if (i) any person, other than the Company, a wholly-owned subsidiary or an employee benefit plan of the Company, becomes the beneficial owner of at least 33 1/3% of the outstanding voting stock of the Company, (ii) following a tender or exchange offer, merger or other business combination, sale of assets or contested election the holders of the Company's common stock prior to the transaction hold less than a majority of the combined voting power of the surviving entity, or (iii) during any period of two consecutive years, individuals who at the beginning of the period constitute the board of directors of the Company cease to constitute a majority of the members of the board of directors, unless the election of new directors was approved by at least two-thirds of the directors in office at the beginning of such period.

     The Company agrees to continue to employ Mr. Connor, in substantially the same position and with substantially the same compensation, for two years following a change of control. If Mr. Connor is terminated during this period for any reason other than his gross misconduct, or if he terminates his employment following a reduction in his compensation or a forced relocation, he is entitled to receive a payment equal to 150% of his salary and bonus compensation for the preceding 12 months, certain benefits and reimbursement of excise taxes he incurs. This agreement contains a covenant restricting Mr. Connor's use and disclosure of the Company's confidential information.

CARTER R. TODD

     In July 2001, the Company entered into a severance agreement with Mr. Todd that is substantially similar to the agreement entered into with Mr. Connor described above. In addition, Mr. Todd's agreement provides that if his employment is terminated by the Company without cause or by Mr. Todd for good reason, he is entitled to a payment equal to 150% of his base salary for the year in which the termination occurs plus certain benefits.

DENNIS J. SULLIVAN, JR.

     The Company entered into an employment agreement with Dennis J. Sullivan, Jr., which expired on March 14, 2001, pursuant to which he agrees to serve as President and Chief Executive Officer of the Company. The Company agrees to pay Mr. Sullivan a base salary of $300,000 and a bonus of up to 70% of his base salary, to provide certain benefits and to award him an equity-based incentive. This agreement contains covenants restricting Mr. Sullivan's use and disclosure of confidential information and solicitation of employees. Mr. Sullivan is no longer an employee of the Company.

CARL W. KORNMEYER

     The Company entered into a severance agreement with Carl W. Kornmeyer on April 4, 1996, which is substantially similar to the agreement entered into by Mr. Connor described above, except that Mr. Kornmeyer is entitled to a larger payment (equal to 250% of his annual salary and bonus) if his employment terminates during the two-year period following a change of control.

     In addition, the Company and Mr. Kornmeyer entered into a letter agreement, dated February 14, 2001, pursuant to which the Company agrees to pay Mr. Kornmeyer $1,585,965 in the event that his employment is terminated by the Company without cause or by Mr. Kornmeyer for good reason.

     In connection with the termination of Mr. Kornmeyer's service as the President of the Music, Media & Entertainment Group, the Company and Mr. Kornmeyer entered into an Agreement and General Release dated as of November 30, 2001. Mr. Kornmeyer agrees to terminate the severance agreements summarized above for a payment of $1,597,197, payable in seven equal monthly installments, the transfer of certain property, and the provision of certain benefits and perquisites. The Company agrees to continue to employ Mr. Kornmeyer, through June 30, 2002, to act as the Chairman of the 2002 BellSouth Senior Classic Golf Tournament and assist with the planning of an IMAX film project and the sale of the cable network, and pay him a fee of $150 per hour for such services and provide substantially the same benefits he received prior to the date of this agreement. The Company and Mr. Kornmeyer mutually release each other from claims arising from his employment and the termination of his employment with the Company, and the Company agrees to indemnify Mr. Kornmeyer against certain claims arising out of his employment with the Company.

DAVID B. JONES

     In February 1999, the Company entered into a severance agreement with Mr. Jones that is substantially similar to the agreement entered into with Mr. Connor described above.

     In connection with the termination of Mr. Jones' service as the President of the Opryland Hospitality Group, on October 31, 2001 the Company and Mr. Jones entered into a Consulting Agreement. Mr. Jones agrees to terminate the severance agreement in exchange for a payment of $351,196, payable in nineteen equal monthly installments, and the transfer of the title to a 2002 Cadillac Escalade. Mr. Jones also agrees to serve as a consultant to the Company until May 31, 2003. The Company agrees to pay him a monthly consulting fee of $13,158 and provide substantially the same benefits he received prior to the termination of his employment. He must be available to consult the Company with respect to its Florida and Texas hotel projects for at least thirty hours per week through June 30, 2002 and five hours per week during the remainder of the term.

     Mr. Jones may terminate this agreement at any time with thirty days' notice. After June 30, 2002 the Company may only terminate this agreement with cause. In either case, Mr. Jones is entitled to any accrued and unpaid fees, the balance of the severance agreement termination payment and the title to the 2002 Cadillac Escalade. This agreement contains covenants restricting Mr. Jones from competing with the Company through June 30, 2002 and restricting his disclosure of the Company's confidential information. The Company and Mr. Jones mutually release each other from certain claims arising from his employment and the termination of his employment with the Company.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is composed of four directors who are independent directors as defined in Section 303.01(B)(2)-(3) of the NYSE's listing standards. As required by that Section, each member of the Committee is financially literate and at least one member of the Committee has accounting or financial management expertise. Mary Agnes Wilderotter does not satisfy the independence requirement of the NYSE listing standards because her father, Dennis J. Sullivan, Jr., served as Chief Executive Officer of the Company until April 2001. In accordance with Section 303.02(D) of the NYSE listing standards, however, the Board of Directors has determined that the appointment of Ms. Wilderotter to the Audit Committee is in the best interests of the Company and its stockholders because of Ms. Wilderotter's expertise in financial and accounting matters.

     The Audit Committee operates under a written charter adopted by the Board of Directors on May 9, 2000. The Committee reviews and reassesses the adequacy of the charter at least once each year. In light of recent developments, the Audit Committee determined that it was appropriate to amend the charter to include among its specific responsibilities a review and discussion with management and the independent accountants of the critical accounting policies used in the annual audited financial statements and any material related party transactions, and a discussion with the independent accountants of all matters affecting the quality of the Company's financial reporting and the fairness of the presentation in the financial statements of the financial condition and financial risks of the Company. The Board of Directors adopted an amended and restated charter for the Audit Committee, a copy of which is attached hereto as Exhibit C and incorporated herein by reference.

     The primary purpose of the Audit Committee is to assist the Board in fulfilling its fiduciary oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls which management and the Board of Directors have established, the audit process, and the legal and ethical conduct of the Company and its employees. In fulfilling that purpose, the Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the year ended December 31, 2001 with management and Arthur Andersen LLP, the Company's independent accountants; (ii) discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as modified or supplemented; and (iii) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants the independent accountants' independence. The Audit Committee also has considered whether the provision by Arthur Andersen LLP of non-audit services described in this proxy statement under the caption "Audit Firm Fees" is compatible with maintaining the independence of the Company's auditors.

     The Audit Committee's review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

     In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee does not complete its reviews prior to the Company's public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent accountants, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

     In reliance on these reviews and discussions, and the report of the independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
     MARY AGNES WILDEROTTER, CHAIRPERSON
     MARTIN C. DICKINSON
     LAURENCE S. GELLER
     RALPH HORN
     JOE M. RODGERS

     The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT FIRM FEES

     During the fiscal year 2001, the Company retained Arthur Andersen LLP, the Company's principal accountants, to provide services in the following categories and the aggregate fee amounts were billed:

     Audit Fees: The aggregate audit fees billed to us by Arthur Andersen LLP during 2001 for professional services rendered for the audit of our annual financial statements and for the reviews of the financial statements included in our quarterly reports on Forms 10-Q totaled $314,729.

     Financial Information Systems Design and Implementation Fees: No fees were billed to us by Arthur Andersen LLP during 2001 for professional services regarding financial information systems design and implementation.

     All Other Fees: The aggregate fees billed to us by Arthur Andersen LLP during 2001 for all other services rendered to us, totaled $341,794, including audit-related fees of $98,274 and other fees of $243,520. Audit-related fees include fees for required audits of subsidiaries, benefit plan audits, accounting consultation and various attest services under professional standards. Other fees were primarily related to tax services. Arthur Andersen did not provide business consulting services to the Company in 2001.

                               PERFORMANCE GRAPH

     The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

     The graph and table below compare the cumulative total stockholder return on our common stock from October 1, 1997 (see Note 1 below), through December 31, 2001, with the cumulative total return of the Dow Jones Lodging Index, and the Russell 2000 Index (see Note 2 below) over the same period. The comparative data assumes $100.00 was invested on October 1, 1997, in our common stock and in each of the indexes and assumes that any dividends paid were reinvested.

                              (PERFORMANCE GRAPH)

----------------------------------------------------------------------------------------------
                            BASE PERIOD
   COMPANY/INDEX NAME       10/1/97(1)    12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
----------------------------------------------------------------------------------------------
 Gaylord Entertainment
  Company                     $100.00     $113.64    $109.44    $111.78    $ 77.94    $ 91.85
 Dow Jones Lodging Index       100.00       98.50      69.44      70.34      93.48      89.94
 Russell 2000 Index            100.00       96.65      94.19     114.21     110.76     113.52

------------------------------

(1) Until September 30, 1997, the Company was a wholly owned subsidiary of a corporation which was then known as Gaylord Entertainment Company, or "Old Gaylord." On October 1, 1997, Old Gaylord consummated a transaction with Westinghouse Electric Corporation (which became CBS Corporation, and is referred to here as "CBS"), pursuant to which Old Gaylord became a wholly-owned subsidiary of CBS. Prior to the merger, Old Gaylord was restructured by transferring its assets and liabilities, other than the assets and certain related liabilities to be acquired by CBS, to the Company and its subsidiaries. Following the restructuring, on September 30, 1997, Old Gaylord distributed pro rata to its stockholders all of the outstanding capital stock of the Company in a spin-off transaction. Immediately following the CBS merger, the Company changed its name to Gaylord Entertainment Company.

(2) In February 2000, Dow Jones restructured its industry classification system in such a way that all U.S. indexes, including the Dow Jones Lodging Index, will show differences when compared to prior index series.

GENERAL INFORMATION

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2001, excluding certain of the exhibits thereto, may be obtained without charge by writing to the Company's Investor Relations department at the address set forth below.

     Our 2001 Annual Report to Stockholders is being mailed to stockholders with this Proxy Statement. The Annual Report to Stockholders is not part of the proxy solicitation materials. In certain instances, one copy of the Company's Annual Report to Stockholders and Proxy Statement may be delivered to two or more stockholders who share an address. For voting purposes, a separate proxy card will be included for each stockholder at a shared address. The Company will deliver promptly upon oral or written request a separate copy of the Annual Report to Stockholders or Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders sharing an address who are receiving multiple copies of the Company's annual reports or proxy statements may request delivery of single copies. Such requests should be directed to: Gaylord Entertainment Company, Investor Relations, One Gaylord Drive, Nashville, Tennessee 37214, (615) 316-6000.

                                                                      EXHIBIT A
           AMENDMENT TO 1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN

     The Plan shall be amended by deleting the last paragraph of Section 5 of the Plan in its entirety and replacing it with the following new paragraph:

          "The maximum number of shares of Common Stock with respect to which awards (including Options, SARs, Restricted Stock, Deferred Shares, Performance Shares, and Performance Units) may be granted under the Plan to any eligible employee during any consecutive three-year period shall be 1,000,000, subject to adjustment as provided in Section 13 hereof. Notwithstanding the foregoing, shares of Common Stock issued or issuable to any person in connection with the Agreement and Plan of Distribution, dated as of September 30, 1997, between the Company and Gaylord Entertainment Company, a Delaware corporation (the "Distribution Agreement") shall not be counted for purposes of the maximum number of shares limitation in the preceding sentence."

                                                                       EXHIBIT B

                         GAYLORD ENTERTAINMENT COMPANY
                  1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN

1.   PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

     The purpose of this 1997 Omnibus Stock Option and Incentive Plan (formerly known as the Amended and Restated 1997 Stock Option and Incentive Plan) of Gaylord Entertainment Company (the "Plan") is to afford an incentive to officers, directors, key employees, consultants and advisors of Gaylord Entertainment Company (the "Company"), or any Subsidiary (as defined herein) which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, directors, employees, consultants and advisors, to increase their efforts on behalf of the Company and to promote the success of the Company's business.

     It is further intended that options granted by the Compensation or other Committee (the "Committee") of the Board of Directors of the Company (the "Board") pursuant to Section 8 of the Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options granted by the Committee pursuant to Section 7 of the Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). The Committee may also grant stock appreciation rights ("Stock Appreciation Rights" or "SARs") pursuant to
Section 9 of the Plan; shares of restricted stock ("Restricted Stock") pursuant to Section 10 of the Plan; Deferred Shares of stock pursuant to Section 11 of the Plan; and Performance Shares and Performance Units pursuant to Section 12 of the Plan.

     The provisions of the Plan are intended to satisfy the requirements of
Section 16(b) of the Securities Exchange Act of 1934, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted, and applied by regulations, rulings, and cases. The Plan is also designated so that awards granted hereunder intended to comply with the requirements for "performance-based" compensation under Section 162(m) of the Code may comply with such requirements. The creation and implementation of the Plan shall not diminish or prejudice other compensation plans or programs approved from time to time by the Board.

2.   DEFINITIONS.

     As used in this Plan, the following words and phrases shall have the meanings indicated:

          (a) "Common Stock" shall mean shares of Common Stock, par value $.01 per share, of the Company.

          (b) "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 11 of this Plan.

          (c) "Deferred Shares" means an award pursuant to Section 11 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

          (d) "Disability" shall mean a Grantee's (as defined in Section 3 hereof) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          (e) "Fair Market Value" per share of Common Stock as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

          (f) "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

          (g) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options.

          (h) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.

          (i) "Performance Goals" means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) operating cash flow; (iii) operating profit; (iv) return on equity, assets, capital, or investment; (v) earnings or book value per share; (vi) sales or revenues; (vii) operating expenses; (viii) cost of capital; (ix) Common Stock price appreciation; and (x) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies, or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined, to the extent applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principles.

          (j) "Performance Period" means a period of time established under
     Section 12 of this Plan within which the Performance Goals relating to a Performance Share, Performance Unit, or Deferred Shares are to be achieved.

          (k) "Performance Share" means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 12 of this Plan.

          (l) "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 12 of this Plan.

          (m) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.

          (n) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

          (o) "Retirement" means retirement by an employee from active employment with the Company or any Subsidiary (i) on or after attaining age 65, or (ii) with the express written consent of the Company on or after attaining age 55.

          (p) "Voting Trust" shall mean the trust created by that certain Voting Trust Agreement, dated as of October 3, 1990, as amended October 7, 1991, and as may be amended hereafter from time to time, and "Voting Trustees" shall mean the trustees of the Voting Trust.

3.   ADMINISTRATION.

     The Plan shall be administered by the Committee, which will be comprised solely of "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or by the Board if for any reason the Committee is not so comprised, in which case all references herein to the Committee shall refer to the Board.

     The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, SARs, Restricted Stock, Deferred Shares, Performance Shares, and Performance Units; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options and whether such Options will be accompanied by Stock Appreciation Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price") and SARs, the kind of consideration payable (if any) with respect to awards, and the various methods for payment; to determine the Deferral Period, the period during which Options may be exercised and during which Restricted Stock shall be subject to restrictions, and whether in whole or in installments; to determine the persons to whom, and the time or times at which awards shall be granted (such persons are referred to herein as "Grantees"); to determine the number of shares to be covered by each award; to determine the terms, conditions, and restrictions of any Performance Goals and the number of Options, SARs, shares of Restricted Stock, Deferred Shares, Performance Shares or Performance Units subject thereto; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with awards granted under the Plan (the "Agreements"); to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan.

     The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

     No members of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4.   ELIGIBILITY.

     Directors, officers, key employees, consultants and advisors of the Company or any Subsidiary shall be eligible to receive awards hereunder; provided, however, that only consultants or advisors who have rendered bona fide services to the Company or any Subsidiary in connection with its business operations, and not in connection with the offer or sale of securities in capital-raising transactions, shall be eligible to receive awards hereunder. In determining the persons to whom awards shall be granted and the number of shares or Performance Units to be covered by each award, the Committee, in its sole discretion, shall take into account the contribution by the eligible participants to the management, growth, and profitability of the business of the Company and such other factors as the Committee shall deem relevant.

5.   STOCK.

     The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 5,450,000 (including shares of Common Stock reserved for the grant of awards issued in connection with the Distribution Agreement (as defined below)), subject to adjustment as provided in Section 13 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

     If any outstanding award under the Plan should, for any reason, expire or be canceled, forfeited, or terminated, without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled, forfeited, or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

     The maximum number of shares of Common Stock with respect to which awards (including Options, SARs, Restricted Stock, Deferred Shares, Performance Shares, and Performance Units) may be granted under the Plan to any eligible employee during any consecutive three-year period shall be 500,000, subject to adjustment as provided in Section 13 hereof. Notwithstanding the foregoing, shares of Common Stock issued or issuable to any person in connection with the Agreement and Plan of Distribution, dated as of September 30, 1997, between the Company and Gaylord Entertainment Company, a Delaware corporation (the "Distribution Agreement") shall not be counted for purposes of the maximum number of shares limitation in the preceding sentence.

6.   TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions:

          (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

          (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

          (c) Option Price. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 13 hereof. Unless otherwise stated in the resolution, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

          (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in any manner that the Committee shall deem appropriate or that the Option Agreement shall provide for, including, in cash, in shares of Common Stock having a Fair Market Value equal to such Option Price, in cash provided through a broker-dealer sale and remittance procedure, approved by the

     Committee, in a combination of cash and Common Stock, or in such other manner as the Committee shall determine.

          (e) Term and Exercisability of Options. Each Option shall be exercisable at such times and under such conditions as the Committee, in its discretion, shall determine; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

          (f) Termination of Employment.

             (i) Generally. Except as otherwise provided herein or as determined by the Committee, an Option may not be exercised unless the Grantee is then in the service or employ of the Company or a Parent or Subsidiary (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously in such service or employ since the date of grant of the Option. Unless otherwise determined by the Committee at or after the date of grant, in the event that the employment of a Grantee or the service provided to the Company by the Grantee terminates (other than by reason of death, Disability, Retirement, or for Cause) all Options that are exercisable at the time of such termination may be exercised for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. For purposes of interpreting this Section 6(f) only, the service of a director as a non-employee member of the Board shall be deemed to be employment by the Company.

             (ii) Death or Disability. If a Grantee's employment with, or service to, the Company or a Parent or Subsidiary terminates by reason of death, or if the Grantee's employment or service terminates by reason of Disability, all Options theretofore granted to such Grantee will become fully vested and exercisable (notwithstanding any terms of the Options providing for delayed exercisability) and may be exercised by the Grantee, by the legal representative of the Grantee's estate, or by the legatee under the Grantee's will at any time until the expiration of the stated term of the Option. In the event that an Option granted hereunder is exercised by the legal representative of a deceased or disabled Grantee, written notice of such exercise must be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or legatee to exercise such Option.

             (iii) Retirement. If a Grantee's employment with, or service to, the Company or a Parent or Subsidiary terminates by reason of Retirement, any Option held by the Grantee may thereafter be exercised, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after the date of grant (but before the date of such Retirement), at any time until the expiration of the stated term of the Option.

             (iv) Cause. If a Grantee's employment with, or service to, the Company or a Parent or Subsidiary terminates for "Cause" (as determined by the Committee in its sole discretion) the Option, to the extent not theretofore exercised, shall terminate on the date of termination of employment.

             (v) Committee Discretion. Notwithstanding the provisions of subsections (i) through (iv) above, the Committee may, in its sole discretion, at or after the date of grant (but before the date of termination), establish different terms and conditions pertaining to the effect on any Option of termination of a Grantee's employment with, or service to, the Company or a Parent or Subsidiary, to the extent permitted by applicable federal and state law.

          (g) Other Provisions. The Option Agreements evidencing Options under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine.

7.   NONQUALIFIED STOCK OPTIONS.

     Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof .

8.   INCENTIVE STOCK OPTIONS.

     Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof

          (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of equity securities of the Company with respect to which Incentive Stock Options granted under this Plan and all other option plans of any Parent or Subsidiary become exercisable for the first time by each Grantee during any calendar year shall not exceed $100,000. To the extent such $100,000 limit has been exceeded with respect to any Options first becoming exercisable, including acceleration upon a Change in Control, and notwithstanding any statement in the Option Agreement that it constitutes an Incentive Stock Option, the portion of such Option(s) that exceeds such $100,000 limit shall be treated as a Nonqualified Stock Option.

          (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.   STOCK APPRECIATION RIGHTS.

     The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

          (a) In General. Unless the Committee determines otherwise, an SAR (i) granted in tandem with a Nonqualified Stock Option may be granted at the time of grant of the related Nonqualified Stock Option or at any time thereafter, and (ii) granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Incentive Stock Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable and shall terminate when the underlying Option terminates.

          (b) SARs. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

          (c) Performance Goals. The Committee may condition the exercise of any SAR upon the attainment of specified Performance Goals, in its sole discretion.

10. RESTRICTED STOCK.

     The Committee may award shares of Restricted Stock to any eligible employee or director. Each award of Restricted Stock under the Plan shall be evidenced by an instrument, in such form as the Committee shall from time to time approve (the "Restricted Stock Agreement"), and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish including, without limitation, the requirement that a Grantee provide consideration for Restricted Stock upon the lapse of restrictions):

          (a) The Committee shall determine the number of shares of Common Stock to be issued to the Grantee pursuant to the award.

          (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of Performance Goals. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions lapse at such times, under such circumstances, and in such installments, as the Committee may determine.

          (c) Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment with the Company or any Parent or Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (f) of this Section
     10) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Parent or Subsidiary at no cost to the Company or such Parent or Subsidiary.

          (d) During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this
     Section 10, including the right to receive cash dividends with respect to such shares and to vote such shares; provided, that shares of Common Stock distributed in connection with a stock split or stock dividend shall be subject to restriction and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such shares are distributed.

          (e) Upon the occurrence of any of the events described in Section 13(c), all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force or effect.

          (f) The Committee shall have the authority (and the Restricted Stock Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

11. DEFERRED SHARES.

     The Committee may authorize grants of Deferred Shares to Grantees upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant shall constitute the agreement by the Company to issue or transfer shares of Common Stock to the Grantee in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

          (b) Each grant may be made without additional consideration from the Grantee or in consideration of a payment by the Grantee that is less than the Fair Market Value on the date of grant.

          (c) Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

          (d) During the Deferral Period, the Grantee shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant authorize the payment of dividend equivalents on such shares in cash or additional shares of Common Stock on a current, deferred or contingent basis.

          (e) Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Committee in accordance with the applicable provisions of Section 12 of this Plan regarding Performance Shares and Performance Units.

          (f) Each grant shall be evidenced by an agreement delivered to and accepted by the Grantee and containing such terms and provisions as the Committee may determine consistent with this Plan.

12. PERFORMANCE SHARES AND PERFORMANCE UNITS.

     The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Grantee upon the achievement of specified Performance Goals, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

          (b) The Performance Period with respect to each Performance Share or Performance Unit shall commence on the date of grant and may be subject to earlier termination in the event of a Change in Control (as defined in Section 13(c)) or other similar transaction or event.

          (c) Each grant shall specify the Performance Goals that are to be achieved by the Grantee.

          (d) Each grant may specify in respect of the specified Performance Goals a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

          (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, shares of Common Stock or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

          (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

          (g) Any grant of Performance Shares may provide for the payment to the Grantee of dividend equivalents thereon in cash or additional shares of Common Stock on a current, deferred or contingent basis.

          (h) If provided in the terms of the grant, the Committee may adjust Performance Goals and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the date of grant that are unrelated to the performance of the Grantee and result in distortion of the Performance Goals or the related minimum acceptable level of achievement.

          (i) Each grant shall be evidenced by an agreement delivered to and accepted by the Grantee, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

13. EFFECT OF CERTAIN CHANGES.

          (a) If there is any change in the shares of Common Stock through the declaration of extraordinary cash dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number of shares of Common Stock available for awards (both the maximum number of shares issuable under the Plan as a whole and the maximum number of shares issuable on a per-employee basis, each as set forth in Section 5 hereof), the number of such shares covered by outstanding awards, the Performance Goals, and the price per share of Options or SARs shall be proportionately adjusted by the Committee to reflect such change in the issued shares of Common Stock; provided, that any fractional shares resulting from such adjustment shall be eliminated; and provided, further, that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code.

          (b) In the event of the dissolution or liquidation of the Company; in the event of any corporate separation or division, including but not limited to, split-up, split-off or spin-off; or in the event of other similar transactions, the Committee may, in its sole discretion, provide that either:

             (i) the Grantee of any award hereunder shall have the right to exercise an Option (at its then Option Price) and receive such property, cash, securities, or any combination thereof upon such exercise as would have been received with respect to the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; or

             (ii) each Option shall terminate as of a date to be fixed by the Committee and that not less than thirty (30) days' written notice of the date so fixed shall be given to each Grantee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise all or part of such Option.

          In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, any award then outstanding shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the award or to substitute an equivalent award, in which case the Committee shall, in lieu of such assumption or substitution, provide for the realization of such outstanding awards in the manner set forth in Section 13(b)(i) or 13(b)(ii) above.

          (c) If, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a "Change in Control" of the Company):

             (i) the "beneficial ownership," as defined in Rule 13d-3 under the Exchange Act, of securities representing more than a majority of the combined voting power of the Company are acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) the Voting Trust and the Voting Trustees, (D) Edward L. Gaylord or any member of his Immediate Family, or any "person" controlled by, controlling or under common control with Edward L. Gaylord or any member of his Immediate Family; or
        (E) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

             (ii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

             (iii) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period);

        then from and after the date on which any such Change in Control shall have occurred (the "Acceleration Date"), any Option, SAR, share of Restricted Stock, Deferred Share, Performance Share, or Performance Unit awarded pursuant to this Plan shall be exercisable or otherwise nonforfeitable in full, as applicable, whether or not otherwise exercisable or forfeitable.

          Following the Acceleration Date, the Committee shall, in the case of a merger, consolidation, or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for awards, and to the amount and kind of shares or other securities or property receivable upon exercise or other realization of any outstanding awards after the effective date of such transaction, and, if applicable, the price thereof.

          (d) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

          (e) Except as herein before expressly provided in this Section 13, the Grantee of an award hereunder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or part of its business or assets or engage in any similar transactions.

14. SURRENDER AND EXCHANGES OF AWARDS.

     The Option Price of an Option may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of or exchanged for a grant of a new Option having an Option Price below that of the Option which was surrendered or exchanged.

15. PERIOD DURING WHICH AWARDS MAY BE GRANTED.

     Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date of the Distribution (as defined in the Distribution Agreement), provided that awards granted prior to such tenth anniversary date may be extended beyond such date.

16. LIMITS ON TRANSFERABILITY OF AWARDS.

     Awards of Incentive Stock Options (and any SAR related thereto), Deferred Shares, Performance Shares, and Performance Units shall not be transferable otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options are exercisable during the Grantee's lifetime only by the Grantee. Awards of Nonqualified Stock Options (and any SAR related thereto) shall not be transferable, without the prior written consent of the Committee, other than (i) by will or by the laws of descent and distribution, (ii) by a Grantee to a member of his or her Immediate Family, or (iii) to a trust for the benefit of the Grantee or a member of his or her Immediate Family. Awards of Restricted Stock shall be transferable only to the extent set forth in the Restricted Stock Agreement.

17. EFFECTIVE DATE.

     The Plan shall be deemed to have taken effect on October 1, 1997.

18. AGREEMENT BY GRANTEE REGARDING WITHHOLDING TAXES.

     If the Committee shall so require, as a condition of exercise of an Option or SAR or other realization of an award, each Grantee shall agree that no later than the date of exercise or other realization of an award granted hereunder, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld upon the exercise of an Option or other realization of an award. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state, and local taxes of any kind required by law to be withheld upon the exercise of an Option or realization of any award from any payment of any kind due to the Grantee. The Committee may, in its sole discretion, permit withholding obligations to be satisfied in shares of Common Stock subject to the award.

19. AMENDMENT AND TERMINATION OF THE PLAN.

     The Board at any time and from time to time may suspend, terminate, modify, or amend the Plan without stockholder approval to the fullest extent permitted by the Exchange Act and the rules and regulations thereunder; provided, however, that no suspension, termination, modification, or amendment of the Plan may adversely affect any award previously granted hereunder, unless the written consent of the Grantee is obtained.

20. RIGHTS AS A SHAREHOLDER.

     Except as provided in Section 10(d) hereof, a Grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13 hereof.

21. NO RIGHTS TO SERVICE OR EMPLOYMENT.

     Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's service to or employment by the Company or such Subsidiary. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to provide service to or is in the employ of the Company or any Subsidiary.

22. BENEFICIARY.

     A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

23. UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee by the Company, nothing contained herein shall give any such Grantee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

24. GOVERNING LAW.

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

                                                                       EXHIBIT C

                         GAYLORD ENTERTAINMENT COMPANY
                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

                              STATEMENT OF POLICY

     The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its fiduciary oversight responsibilities by reviewing the financial information provided to shareholders and others, the systems of internal controls which management and the Board of Directors have established, the legal and ethical conduct of the Company and its employees, and the audit process.

                               OPERATING POLICIES

 1. The membership of the Audit Committee shall consist of at least three outside directors of the Board of Directors, all of whom shall be financially literate. At least one member of the Committee shall have accounting or related financial management expertise. Audit Committee members and the Committee Chairman shall be designated by the Board of Directors. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

 2. Each member of the Audit Committee shall be independent. The Board of Directors shall determine the independence of each member of the Audit Committee based on the guidelines set forth in the NYSE Listed Company Manual.

 3. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

 4. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

                                RESPONSIBILITIES

     In meeting its responsibilities, the Audit Committee is expected to:

 1. Review its charter on an annual basis and, as appropriate, recommend amendments to the Board.

 2. Request and review a statement from the Independent Accountant delineating all relationships between the Independent Accountant and the Company to determine the independence of the Independent Accountant, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented.

 3. Review and recommend to the Board of Directors the Independent Accountant to be nominated together with its proposed compensation. Review and recommend to the Board the discharge of the Independent Accountant, if appropriate.

 4. Provide an open and independent avenue of communication between Internal Audit, the Independent Accountant, and the Board of Directors.

 5. Review and recommend to the Board of Directors the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

 6. Confirm and assure the independence of the Independent Accountant, considering whether the provision of management consulting services and other non-audit services provided by the Independent Accountant are compatible with maintaining the Independent Accountant's independence. Confirm and assure the appropriate independence of Internal Audit.

 7. Inquire of Director of Internal Audit, the Independent Accountant, and appropriate management about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

 8. Review and approve with the Director of Internal Audit and the Independent Accountant (a) the audit scope and plan of Internal Audit and (b) the audit scope and plan of the Independent Accountant.

 9. Review with the Director of Internal Audit and the Independent Accountant the coordination of Internal Audit and Independent Accountant to assure completeness of coverage, reduction of redundant efforts, and the effective use of Internal Audit resources to minimize costs of the Independent Accountant.

10. Discuss with the Independent Accountant:

     (a) The Independent Accountant's independence.
     (b) The matters required to be reported by the Independent Accountants by Statement on Auditing Standards No. 61 and No. 90, as may be modified or supplemented, as well as matters affecting the quality of the Company's financial reporting and the fairness of the presentation in the financial statements of the financial condition and financial risks of the Company.

11. Review and discuss with management and the Independent Accountant at the completion of the annual examination:

     (a) The Company's annual financial statements and related footnotes.
     (b) The Independent Accountant's audit of the financial statements and the report thereon.
     (c) Any significant changes required in the Independent Accountant's audit plan.
     (d) Any difficulties or disputes with management encountered during the course of the audit.
     (e) The selection, application and disclosure of critical accounting policies used in the Company's annual financial statements.
     (f) Any material related party transactions.
     (g) Other matters related to the conduct of the audit which are to be communicated to the Committee under Generally Accepted Auditing Standards.
     (h) Any observations or recommendations made in writing by the Independent Auditor to management regarding its policies and procedures, and the status of the response by management to such observations or recommendations.

12. Consider and review with management and the Director of Internal Audit:

     (a) All significant findings and recommendations of Internal Audit together with management's responses.
     (b) Any difficulties encountered in the course of its audits, including any restrictions on the scope of its work or access to required information.
     (c) Any changes required in the planned scope of its audit plan.
     (d) The Internal Audit Department budget and staffing.
     (e) The Internal Audit Department charter.
     (f) Internal Audit's compliance with the IIA's Standards for the Professional Practice of Internal Auditing.

13. Review filings with the SEC and other published documents containing the Company's financial statements. Consider whether the information contained in these documents is consistent with the information contained in the financial statements and is in compliance with applicable regulatory requirements. Recommend to Board of Directors whether the audited annual financial statements should be included in the Company's Annual Report on Form 10-K.

14. Review policies and procedures with respect to officer's expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by Internal Audit or the Independent Accountant.

15. As necessary, review with the Director of Internal Audit and the Independent Accountant the results of their review of the Company's actions in monitoring compliance with the Corporate Code of Business Ethics.

16. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

17. As requested by the Director of Internal Audit and/or the Independent Accountant, meet with the Director of Internal Audit, the Independent Accountant, and management in separate executive sessions to discuss any matters that the Committee or any of these parties believe should be discussed privately with the Committee.

18. Perform other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

                         GAYLORD ENTERTAINMENT COMPANY
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 2002
 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GAYLORD ENTERTAINMENT COMPANY

    The undersigned hereby appoints Edward L. Gaylord, E.K. Gaylord II and Carter R. Todd and each of them, as proxies, with full power of substitution, to vote all shares that the undersigned would be entitled to cast if personally present at the meeting and any adjournment or postponement thereof at the Annual Meeting of Stockholders of Gaylord Entertainment Company (the "Company") to be held at the Gaylord Opryland Resort and Convention Center, 2800 Opryland Drive, Nashville, Tennessee on Tuesday, May 14, 2002, at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof.

    The undersigned hereby revokes any proxy heretofore given to vote or act with respect to all shares of the common stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

    If one or more of the proxies named shall be present in person or by substitute at the Annual Meeting or at any adjournment(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

    Please date, sign exactly as your name appears on your stock certificate and promptly mail this proxy in the enclosed envelope. No postage is required.

    Your shares will be voted in accordance with your specifications. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR THE ELECTION OF THE EIGHT (8) NOMINEES SET FORTH BELOW; FOR THE AMENDMENT OF THE 1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN; AND, IN THE DISCRETION OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF, IN EACH CASE AS MORE FULLY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT OF THE COMPANY.

           VOTES MUST BE INDICATED [X] USING BLACK OR BLUE INK ONLY.

           (Continued, and to be dated and signed on the other side.)

                         GAYLORD ENTERTAINMENT COMPANY

1.   ELECTION OF DIRECTORS.

     Nominees:
     Martin C. Dickinson               Edward L. Gaylord                 Laurence S. Geller
     Christine Gaylord Everest         E. Gordon Gee                     Ralph Horn

     Colin V. Reed
     Michael D. Rose

     [ ] FOR ALL NOMINEES (except as indicated below)    [ ] AUTHORITY WITHHELD TO VOTE FOR ALL NOMINEES
     To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

     ------------------------------------------------------------
2.   PROPOSAL TO AMEND THE 1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN.
        [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

3.   IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE SAID MEETING OR
     ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                                                Date:                    , 2002.
                                                     --------------------

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature

                                                Please date this proxy and sign
                                                your name exactly as it appears
                                                on your stock certificate. Where
                                                there is more than one owner,
                                                each should sign. When signing
                                                as an attorney, administrator,
                                                executor, guardian, or trustee,
                                                please add your title as such.
                                                If executed by a corporation,
                                                the proxy should be signed by a
                                                duly authorized officer. If a
                                                partnership, please sign in
                                                partnership name by an
                                                authorized person.